Exhibit 10.1
ASSET PURCHASE AGREEMENT
By and Among
GLOBAL EMPLOYMENT HOLDINGS, INC.
CAREER BLAZERS PERSONNEL SERVICES, INC.
CAREER BLAZERS CONTINGENCY PROFESSIONALS, INC.
CAREER BLAZERS PERSONNEL SERVICES OF WASHINGTON, D.C., INC.
AND
CAPESUCCESS LLC
Dated as of December 29, 2006

Execution
ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of December 29, 2006, by and among Global Employment Holdings, Inc., a Delaware corporation (the “Buyer”), Career Blazers Personnel Services, Inc., a New York corporation, Career Blazers Contingency Professionals, Inc., a New York corporation, and Career Blazers Personnel Services of Washington, D.C., Inc., a District of Columbia corporation (each of such corporations, a “Seller Constituent”; collectively, the “Seller”), and CapeSuccess LLC, a Delaware limited liability company (the “Seller Parent”). Unless otherwise set forth herein, capitalized terms used herein shall have the meanings assigned to such terms in Section 1.
RECITAL:
     WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, substantially all of the property, assets and Business (as defined herein) of the Seller, and to assume certain obligations and liabilities of the Seller as specifically set forth herein, all upon terms and subject to the conditions hereinafter set forth in this Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Buyer and the Seller agree as follows:
     1. CERTAIN DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:
     “2006 Unused Sick/Vacation Payments” shall mean any payment owed by Seller to any Employee for unused sick or vacation time for the year 2006.
     “Accounts Receivable” shall mean (a) all trade accounts receivable and other rights to payment from customers of the Seller and the full benefit of all security for such accounts or rights to payment, including all accounts receivable representing amounts receivable in respect of products sold or services rendered to customers of the Seller, (b) all other accounts or notes receivable of the Seller, and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.
     “Adverse Consequences” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.
     “Affiliate” shall mean as applied to any specified Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such specified Person.
     “Assets” shall mean, with respect to any Person, such Person’s property and assets, real, personal or mixed, tangible and intangible, of every kind and description.

     “Assumed Liabilities” shall have the meaning as set forth below in Section 2.3.
     “Basis” shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.
     “Best Efforts” shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided; however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the transactions contemplated hereby or to dispose of or make any change to its business, expend any material funds or incur any other material burden.
     “Business” shall mean the business, Assets, properties, rights and operations of the Seller, whether or not reflected on the Books and Records of the Seller, that are primarily used in, or primarily pertain to or relate to, the provision of temporary and permanent employment staffing and contingency services.
     “Change of Control Bonus” shall mean any bonus payable to any Employee by Seller as a result of the consummation of the transactions contemplated under this Agreement.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Confidential Information” shall mean any information relating to either Party, including, without limitation, information relating to products, services, research, markets, developments, inventions, designs and finances, and whether in tangible, intangible, electronic or other form, which is made available to the other party in connection with the transactions contemplated by this Agreement.
     “Contingency Employees” shall mean employees of the Seller who are employed by the Seller as part of its contingency services.
     “Deposit Amount” has the meaning as set forth below in Section 2.5
     “Deposit Escrow Agent” has the meaning as set forth below in Section 2.6.
     “Deposit Escrow Agreement” has the meaning as set forth below in Section 2.6.
     “Effective Time” means the time at which the Closing is consummated.
     “Employee Plans” shall mean all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee benefit plan, policy, or practice (whether qualified or nonqualified), that (i) is maintained or contributed to by the Seller or with respect to which the Seller has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable, to any current or former director, officer or employee of the Seller or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.
     “Employees” shall mean all Staff Employees, Contingency Employees and Temporary Employees of the Seller.
     “Employment Taxes” means payroll, employment, employee’s income withholding, foreign or domestic withholding, social security, unemployment taxes, fee, assessment, levy, tariff charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any Tax sharing arrangement or other contract.
     “Encumbrance” shall mean any claim, lien, pledge, option, charge, easement, security interest, right of way, encroachment, reservation, restriction, encumbrance, or other right of any Person, or any other restriction or limitation of any nature whatsoever.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “Escrow Agreements” shall mean the Deposit Escrow Agreement and the Indemnity Escrow Agreement.
     “Excluded Assets” shall have the meaning as set forth below in Section 2.2.
     “Excluded Liabilities” shall have the meaning as set forth below in Section 2.4.
     “Final Net Working Capital” shall have the meaning set forth below in Section 2.9(a).
     “Financial Statements” shall have the meaning as set forth below in Section 4.7.
     “GAAP” shall mean generally accepted accounting principles for financial reporting in the United States applied on a basis consistent with the basis on which the Financial Statements were prepared.
     “Hired Employees” shall have the meaning as set forth below in Section 3.3(a).
     “Indemnity Escrow Agent” has the meaning as set forth below in Section 2.6.
     “Indemnity Escrow Agreement” has the meaning as set forth below in Section 2.6.
     “Indemnity Escrow Amount” has the meaning as set forth below in Section 2.6.
     “IRS” shall mean the United States Internal Revenue Service.

     “Knowledge” shall mean with respect to the Seller the actual knowledge of Caress Kennedy or Michael Roth after reasonable investigation. With respect to any other Person, “Knowledge” shall mean the actual knowledge, after reasonable investigation, of such individual, or of the senior management of such entity who were primarily responsible for the matter in question.
     “Largest Customer” shall mean the largest customer of the Seller in terms of revenue as previously identified and agreed upon by the Seller and the Buyer.
     “Largest Customer Contract” shall mean the existing contract by and between the Seller and the Largest Customer.
     “Largest Customer Earnout Payment” shall have the meaning as set forth below in Section 2.6.
     “Liability” shall mean with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.
     “Most Recent Financial Statements” shall have the meaning set forth below in Section 4.7.
     “Net Working Capital” means (a) the amount of the consolidated current assets of the Seller included in the Transferred Assets, minus (b) the amount of the consolidated current liabilities of the Seller included in the Assumed Liabilities, all as determined in accordance with GAAP. The calculation of Net Working Capital shall be made in a manner consistent with the treatment of the items listed on Exhibit C.
     “Net Working Capital Target” shall mean eight hundred eighty five thousand dollars ($885,000).
     “Net Working Capital Deficiency” shall have the meaning set forth below in Section 2.9(d).
     “Net Working Capital Excess” shall have the meaning set forth below in Section 2.9(d).
     “Ordinary Course of Business” shall mean an action taken by a Person only if that action: (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or similar or group of Persons exercising similar authority); and (iii) such action does not involve an Affiliate of that Person.
     “Party” shall mean the Buyer or the Seller.

     “Performance Bonuses” shall mean any bonus payable to any Employees based on the overall performance of the Business or any segment thereof, including the performance bonus payable to Caress Kennedy for the year 2006.
     “Permitted Encumbrance” shall mean as applied to any Asset, any Encumbrance described in Schedule 1.
     “Permits” shall mean the licenses and permits of the Seller, including all renewals thereof.
     “Person” shall mean any natural person, corporation, limited liability company, partnership, organization, trust, firm, joint venture, joint-stock company, association, unincorporated entity, or organization or entity of any kind.
     “Personal Property Leases” shall mean leases of personal property.
     “Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental agency or court or similar body or arbitrator.
     “Purchase Price Adjustment Statement” shall have the meaning set forth in Section 2.9(d).
     “Real Estate Leases” shall mean the real estate leases described in Schedule 2.1(a).
     “Real Property” shall mean the building, plants and other structures or improvements thereon relating to the properties described in the Real Estate Leases, and, to the extent covered by the Real Estate Leases, any and all fixtures, machinery, installations, equipment and other property attached thereto or located thereon.
     “Restrictive Agreements” shall mean all agreements to which the Seller or its Affiliates are a party which restrict or otherwise place limitations on employees or former employees of the Seller and its ability to engage in certain activities related to the Business, including but not limited to (i) the employee’s (or former employee’s) solicitation of any customer or employee of the Seller and (ii) the employee’s (or former employee’s) ability to own any interest in, manage, control, finance, invest in, consult with, render services for a Person from whom such the employee (or former Employee) is restricted pursuant to the terms of such agreements.
     “Security Interest” shall mean any mortgage, pledge, lien, Encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.
     “Staff Employees” shall mean non-temporary employees of the Seller which are not Contingency Employees.

     “Subsidiary” shall mean as applied to any specified Person, any other Person of which such specified Person shall at the time own, directly or indirectly, through a Subsidiary or otherwise, at least a majority of the outstanding capital stock (or other beneficial interests) entitled to vote generally.
     “Tax” or “Taxes” shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax sharing arrangement or other contract and any obligation to indemnify, assume or succeed to a Tax Liability of any other Person.
     “Tax Return” shall mean any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable law relating to any Tax.
     “Temporary Employee” shall mean an employee of the Seller other than a Staff Employee or a Contingency Employee.
     “Transferred Assets” shall have the meaning as set forth below in Section 2.1.
     2. SALE AND PURCHASE
     2.1 Agreement to Purchase and Sell Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer and deliver to the Buyer, and the Buyer agrees to purchase, acquire and take assignment and delivery from the Seller, at the Closing (as hereinafter defined in Section 3.1), all of the Seller’s rights, title and interest in and to all of the Seller’s Assets, wherever located, used or held for use in the Business as of the Effective Time, free and clear of all Encumbrances other than the Permitted Encumbrances, including without limitation the following (but excluding the Excluded Assets as hereinafter defined in Section 2.2) (the “Transferred Assets”):
          (a) the Real Estate Leases described on Schedule 2.1(a).
          (b) any and all, fixtures, machinery, equipment, furniture, tools, spare parts, supplies, materials and other tangible personal property, usually located on or at, or used in conjunction with the Business (wherever located and whether or not carried on the Seller’s Books and Records), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component thereof, to the extent transferable without notice to, or consent from, any third party and all maintenance records and other documents relating thereto (collectively, the “Equipment”);
          (c) the Personal Property Leases to which the Seller is a party;
          (d) all contracts and agreements for the purchase or sale of goods, materials and/or services and all other contracts, commitments and agreements of the Seller entered into in the Ordinary Course of Business prior to the Effective Time;
          (e) the Permits, in each case to the extent transferable to the Buyer;
          (f) the intangible property of any nature owned by the Seller or in which the Seller has any interest, and including, without limitation, all goodwill relating to, arising from or used in connection with the Business, all copyrights and logos, customer lists, supplier lists, telephone and telecopy numbers, domain names, trade secrets, patents, trademarks, candidate lists, software, databases, websites, URLs, service marks and trade names (and the goodwill connected with the use of any of the foregoing) (the “Intangibles”);
          (g) all books, records, files, plans, blueprints, drawings, designs, specifications, credit information, business records and plans, personnel records, studies, surveys, reports, correspondence, sales and promotional literature and other selling material, computer software and related documentation, databases and other data used or held for use in connection with or relating to the Business (“Books and Records”), other than any such Books and Records embodying or pertaining to any Excluded Asset or Excluded Liability;
          (h) claims against third parties whether choate or inchoate, known or unknown, contingent or non-contingent, including insurance claims for casualty losses, related to events occurring prior to the Effective Time, including but not limited to those set forth on Schedule 2.1(h);
          (i) all insurance benefits, including rights, proceeds and settlements arising from or relating to the Transferred Assets or the Assumed Liabilities and any occurrence of events, actions or omissions related thereto prior to the Effective Time, including but not limited to those set forth on Schedule 2.1(i);
          (j) all rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof;
          (k) all rights relating to claims for rebates or refunds or credits of Employment Taxes;
          (l) Accounts Receivable;
          (m) account balances remaining in Seller’s operating account pursuant to Section 8.1; and
          (n) all notes receivable shown on the Most Recent Financial Statements.

     2.2 Excluded Assets. Notwithstanding anything set forth herein to the contrary, the Transferred Assets shall not include the following and such shall remain the property of and responsibility of the Seller following the Closing (collectively, the “Excluded Assets”):
          (a) the Seller’s rights under this Agreement, including all proceeds paid or payable to the Seller in connection with this Agreement;
          (b) any cash of the Seller on hand or in banks as of the Effective Time except account balances remaining in Seller’s operating account pursuant to Section 7;
          (c) the corporate minute books and stock records of the Seller;
          (d) any of the Seller’s right to Tax rebates or refunds, or similar refunds, credits or rebates in respect of periods prior to the Effective Time other than those related to Employment Taxes;
          (e) all causes of action to the extent relating to the Excluded Assets or Excluded Liabilities;
          (f) all Employee Plans of the Seller or covering any of the Employees to the extent such Employee Plans represent an asset of the Seller;
          (g) the Sellers’ Assets, rights and ownership interests listed on Schedule 2.2(g);
          (h) any Books and Records embodying or pertaining to the Excluded Assets;
          (i) any Real Estate Leases other than those listed on Schedule 2.1(a);
          (j) all the outstanding stock of Career Blazers Management Company, Inc., a New York corporation, Career Blazers Service Company, Inc., a Delaware corporation, Career Blazers Consulting Services, Inc., a New York corporation, Career Blazers New York, Inc., a New York corporation, Career Blazers Learning Center of Los Angeles, Inc., a California corporation; or
          (k) all insurance policies of the Seller and the rights thereunder (except to the extent specified in Sections 2.1(h) or 2.1(i)).
     2.3 Agreement to Assign and Assume Liabilities. At the Closing, on and subject to the terms and conditions set forth in this Agreement, the Buyer agrees to assume to the extent arising from and related to the Business and the Transferred Assets all the Liabilities of the Seller other than the Excluded Liabilities (collectively, the “Assumed Liabilities”).

     2.4 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, neither the Buyer nor its Affiliates shall assume and in no event shall be deemed to have assumed, any of the following Liabilities of the Seller or any of its Affiliates (the “Excluded Liabilities”):
          (a) any of the Seller’s obligations under this Agreement or the agreements entered into in connection herewith;
          (b) any Liability of the Seller or its Affiliates to any shareholder or Affiliate of the Seller;
          (c) any Liability of the Seller in respect of events occurring after the Effective Time;
          (d) any Liability of the Seller or its Affiliates for any indebtedness for money borrowed;
          (e) any Change of Control Bonuses or Performance Bonuses;
          (f) any 2006 Unused Sick/Vacation Payments, including to Temporary Employees; and
          (g) any Liability of the Seller described on Schedule 2.4(g).
The Seller shall be responsible for and shall pay or otherwise satisfy the Excluded Liabilities.
     2.5 Purchase Price; Payments at Closing. The purchase price to be paid by the Buyer to the Seller for the Transferred Assets shall be (i) Nine Million Dollars ($9,000,000), as adjusted pursuant to Section 2.9 below (the “Cash Purchase Price Component”), plus (ii) the assumption of the Assumed Liabilities and (iii) any Largest Customer Earnout Payment (in the aggregate, the “Purchase Price”). A portion of the Purchase Price shall be paid on or before January 3, 2007 by delivery of Five Hundred Thousand Dollars ($500,000) (the “Deposit Amount”) to the Deposit Escrow Agent as provided in Section 2.6 below. The remaining portion of the Purchase Price (other than the Largest Customer Earnout) shall be paid to the Seller at the Closing by: (a) the assumption of the Assumed Liabilities; (b) delivery of the Indemnity Escrow Amount to the Indemnity Escrow Agent as provided in Section 2.8; and (c) delivery to the Seller of the Cash Purchase Price Component less the Deposit Amount and the Indemnity Escrow Amount. At the Closing, the Deposit Escrow Agent shall deliver the Deposit Amount to the Seller.
     2.6 Largest Customer Earnout Payment. On November 30, 2008, provided that the amount of gross revenues received from the Largest Customer Contract for the period from January 1, 2008 through November 1, 2008 (on an annualized basis) is at least equal to 80% of the amount of gross revenues received from the Largest Customer Contract for the period from January 1, 2006 through December 31, 2006 and the Largest Customer has not delivered to the Buyer a written notice of termination of the Largest Customer Contract nor have the pricing terms with respect to the Largest Customer Contract been changed by the Largest Customer to make them more than 20% less favorable to the Buyer than under the terms in the Largest Customer Contract as of the date of this Agreement, the Buyer will pay to the Seller an additional One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in cash (the “Largest Customer Earnout Payment”). If the Largest Customer Earnout Payment is not payable on November 30, 2008, it shall be paid on January 31, 2009 if the amount of gross revenues received from the Largest Customer Contract for the period from January 1, 2008 through

December 31, 2008 is at least equal to 80% of the amount of gross revenues received from the Largest Customer Contract for the period from January 1, 2006 through December 31, 2006 and the Largest Customer has not delivered to the Buyer a written notice of termination of the Largest Customer Contract nor have the pricing terms with respect to the Largest Customer Contract been changed by the Largest Customer to make them more than 20% less favorable to the Buyer than under the terms in the Largest Customer Contract as of the date of this Agreement.
     2.7 Deposit Escrow. On or before January 3, 2007 the Buyer shall deposit an amount equal to the Deposit Amount with an escrow agent jointly selected by the Buyer and the Seller (the “Deposit Escrow Agent”). The parties acknowledge and agree that the Deposit Escrow Amount shall be used for the purpose of securing the Buyer’s obligations to consummate the transactions contemplated by this Agreement. The Deposit Amount shall be administered in accordance with the provisions of an Deposit Escrow Agreement substantially in the form attached hereto as Exhibit A (the “Deposit Escrow Agreement”). The Deposit Escrow Amount shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of the Buyer and its Affiliates and the Seller and its Affiliates and shall be held and disbursed solely for the purposes and in accordance with the respective terms thereof. At the Closing, the Deposit Escrow Agent shall deliver the Deposit Amount to the Seller and the Deposit Amount shall be applied to the Cash Purchase Price Component pursuant to Section 2.5; provided, however:
          (a) If the Buyer and the Seller mutually terminate this Agreement prior to the Closing pursuant to Section 10.1(b), the Buyer will be entitled to a refund of the Deposit Amount;
          (b) If the Buyer terminates this Agreement prior to the Closing pursuant to Section 10.1(c) or Section 10.1(d), the Buyer will be entitled to a refund of the Deposit Amount; and
          (c) If the Seller terminates this Agreement prior to the Closing pursuant to Section 10.1(c) or Section 10.1(e), the Seller will be entitled to retain the Deposit Amount.
     2.8 Indemnification Escrow. At Closing, the Buyer shall deposit an amount equal to One Million Three Hundred Fifty Thousand Dollars ($1,350,000) (the “Indemnity Escrow Amount”) with an escrow agent jointly selected by the Buyer and the Seller (the “Indemnity Escrow Agent”). The parties acknowledge and agree that the Indemnity Escrow Amount shall be used for the purpose of securing the Seller’s indemnification obligations pursuant to Section 12 and the Seller’s purchase price adjustment obligations, if any, pursuant to Section 2.9 to the extent such obligations are equal to or less than $250,000. The Indemnity Escrow Amount shall be administered in accordance with the provisions of an Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit B (the “Indemnity Escrow Agreement”). The Indemnity Escrow Amount shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of the Buyer and its Affiliates and the Seller and its Affiliates and shall be held and disbursed solely for the purposes and in accordance with the respective terms thereof.

     2.9 Purchase Price Adjustment.
          (a) As soon as practicable, but not later than thirty (30) days after the Closing Date, the Seller will prepare and deliver to the Buyer the calculation of the actual Net Working Capital of the Seller as of the Effective Time (the “Final Net Working Capital”) and the calculation of the amount of any overpayment or underpayment of Purchase Price as a result of the difference between the Final Net Working Capital and the Net Working Capital Target (the “Purchase Price Adjustment Statement”). The Buyer shall give the Seller and its advisors reasonable access to the Seller’s Books and Records and personnel needed to prepare the Purchase Price Adjustment Statement.
          (b) Within thirty (30) days of receiving the Purchase Price Adjustment Statement, the Buyer will notify the Seller of any dispute with respect to the Purchase Price Adjustment Statement, specifying the dispute in reasonable detail. If the Buyer does not notify the Seller of a dispute within this period, the Purchase Price Adjustment Statement shall be final and binding.
          (c) If the Buyer timely notifies the Seller of a dispute under Section 2.9(b) above, and the dispute is not resolved within seven (7) days after the date of such notice, the Seller and the Buyer will select an independent accounting firm (excluding any accounting firm used by a party hereto) to resolve the disputed items and make a determination of the proposed adjustments with respect to the Purchase Price Adjustment Statement. If the Seller and the Buyer cannot agree on such an independent accounting firm within three (3) business days, each of the Seller and the Buyer shall select such an independent accounting firm and those two firms shall select a third such independent accounting firm to resolve the disputed items and make a determination of the proposed adjustments with respect to the Purchase Price Adjustment Statement. Such determination will be made within sixty (60) days after such selection and will be binding upon the parties hereto. The fees, costs and expenses of the accounting firm so selected will be borne by the party whose positions generally did not prevail in such determination, or if the accounting firm determinates that neither party could be fairly found to be the prevailing party, the such fees, costs and expenses will be borne 50% by the Seller and 50% by the Buyer.
          (d) If the Final Net Working Capital is more than $60,000 greater than the Net Working Capital Target as reflected in the Purchase Price Adjustment Statement, within three (3) business after the Purchase Price Adjustment Statement becomes final and binding on the parties, the Buyer shall cause the payment of an amount equal to the difference between the Final Net Working Capital and the Net Working Capital Target to an account specified by the Seller.
          (e) If the Final Net Working Capital is more than $60,000 less than the Net Working Capital Target as reflected in the Purchase Price Adjustment Statement, within three (3) business after the Purchase Price Adjustment Statement becomes final and binding on the parties, (i) the Buyer and Seller shall jointly instruct the Indemnity Escrow Agent to release an amount equal to the Net Working Capital Deficiency (but not exceeding $250,000) from the Indemnity Escrow Amount to an account specified by the Buyer, and (ii) the Seller shall cause the payment to Buyer of an amount by which any such Net Working Capital Deficiency that exceeds $250,000.

     2.10 Tax Cooperation; Allocation of Taxes and Purchase Price.
          (a) The Buyer and the Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business (including, without limitation, access to Books and Records) as is reasonably necessary for the audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Buyer and the Seller shall retain all Books and Records with respect to Taxes pertaining to the Business for a period of at least six (6) years following the Closing Date. The Buyer and the Seller shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business.
          (b) Except to the extent accounted for in calculating the Net Working Capital and assumed by the Buyer, all rent, utilities, real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Business for a period which includes (but does not end on) the day of the Effective Time (collectively, the “Apportioned Obligations”) shall be apportioned between the Buyer and the Seller based on the number of days of such period included in the taxable period before the Effective Time (with respect to any such taxable period, the “Pre-Effective Time Tax Period”) and the number of days of such taxable period on and after the Effective Time (with respect to any such taxable period, the “Post-Effective Time Tax Period”). The Seller shall be liable for the proportionate amounts of such Apportioned Obligations that are attributable to the Pre-Effective Time Tax Period and the Buyer shall be liable for the proportionate amounts of such Apportioned Obligations that are attributable to the Post-Effective Time Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Business, each of the Buyer and the Seller shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 2.10(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within twenty (20) business days after delivery of such statement. In the event that either the Buyer or the Seller shall make any payment for which it is entitled to reimbursement under this Section 2.10(b), the other party shall make such reimbursement promptly but in no event later than twenty (20) business days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.
          (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, property, transfer and similar Taxes, levies, charges and fees (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be borne 50% by the Seller and 50% by the Buyer. The Buyer and the Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. If the Seller is required by applicable law to make the filings, reports, or returns with respect to any applicable Transfer Taxes, the Seller shall do so, and the Buyer shall cooperate with respect thereto as necessary and shall reimburse the Seller for half of the amount of such Transfer Taxes and for half of the cost of preparing the related filings, reports or returns.

          (d) At least ten (10) days prior to the Closing, the Buyer shall provide the Seller a proposed allocation of the Purchase Price among the Assets acquired by the Buyer. Such allocation is intended to comply with the requirements of Section 1060 of the Code. Prior to the Closing, the Buyer and the Seller shall mutually agree on a final allocation of the Purchase Price among the Assets acquired by the Buyer. The Seller and the Buyer shall deliver within 30 days after the Closing Date and shall file Form 8594 with their respective Tax Returns consistent with such final allocation. The parties shall treat and report the transaction contemplated by this Agreement in all respects consistently for purposes of any Tax, including the calculation of gain, loss and basis with reference to the Purchase Price allocation made pursuant to this Section 2.9. The parties shall not take any action or position inconsistent with the obligations set forth in this Agreement. The Seller agrees to indemnify and hold the Buyer and its Affiliates harmless and the Buyer hereby agrees to indemnify and hold the Seller harmless, from and against any and all losses, liabilities and expenses (including additional income taxes and reasonable fees and disbursements of counsel) that may be incurred by the indemnified party as a result of the failure of the indemnifying party so to report the sale and purchase of the Transferred Assets acquired by the Buyer hereunder as required by applicable Laws.
     2.11 Effective Time. The Seller and the Buyer agree that, notwithstanding the actual date of the Closing pursuant to this Agreement, the intent of the parties is that for economic, accounting and Tax purposes the sale of the Business and the Transferred Assets and the assumption of the Assumed Liabilities shall be deemed to have occurred at the Effective Time.
     3. CLOSING.
     3.1 Time and Place. The closing of the sale and purchase of the Transferred Assets and the assignment and assumption of the Assumed Liabilities (the “Closing”) shall be held at the offices of McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102 as early as practicable upon the satisfaction of the conditions set forth in Article 6 and Article 7, but in no event later than February 28, 2007, or such other date as the Parties shall otherwise mutually agree upon (the “Closing Date”). Subject to the provisions of Article 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement except as otherwise provided for in Article 10.
     3.2 Transactions at Closing. At the Closing:
          (a) The Seller shall duly execute and deliver to the Buyer such deeds, bills of sale, certificates of title, stock powers and other instruments of assignment or transfer with respect to the Transferred Assets as the Buyer may reasonably request to vest in the Buyer good record and marketable title to all of the Transferred Assets, in each case subject to no Encumbrance except for Permitted Encumbrances.

          (b) The Buyer shall duly execute and deliver to the Seller such instruments of assumption with respect to the Assumed Liabilities as the Seller may reasonably request.
          (c) The Seller will deliver to the Buyer the various certificates, instruments and documents referred to in Section 6 below.
          (d) The Buyer will deliver to the Seller the various certificates, instruments and documents referred to in Section 7 below.
          (e) The Buyer shall deliver the Purchase Price less the Indemnity Escrow Amount to the Seller and the Indemnity Escrow Amount to the Indemnity Escrow Agent, in each case by wire transfer of immediately available funds.
          (f) The Buyer, the Seller and Indemnity Escrow Agent shall execute and deliver the Indemnity Escrow Agreement.
          (g) The Seller shall deliver to the Buyer and the Buyer shall deliver to the Seller all other previously undelivered documents required to be delivered by the Seller to the Buyer or by the Buyer to the Seller at or prior to the Closing pursuant to this Agreement.
     3.3 Employees of the Business.
          (a) The Buyer shall employ all of the Employees as of the Closing Date (except with respect to the Employees identified in writing by Buyer at least three business days prior to the Closing) on the same terms and conditions of their current employment (such Employees who are employed by the Buyer are hereinafter referred to as “Hired Employees”) and the Seller agrees to transfer or cause to be transferred the employment of such Employees effective as of the Closing Date.
          (b) Buyer will permit Hired Employees to begin participation under Buyer health and welfare plans as of the first day of the calendar month following employment by Buyer and generally provide credit to such employees for continuity of service dating to their hire with the Seller. Buyer will permit Hired Employees to roll over balances from Seller’s qualified 401(k) plan into Buyer’s 401(k) plan.
          (c) The Seller shall have no responsibility for the provision of continuation coverage as to the benefits under any Employee Plan which is subject to the continuation coverage requirements of Code Section 4980B and Sections 601-608 of ERISA or similar provisions of state law (“COBRA”). Instead, the Buyer will be responsible for making continuation coverage under COBRA available (i) to any person who had timely elected such coverage as of the Effective Time (or is still eligible as of the Effective Time to so elect and does timely elect such coverage) under such an Employee Plan in accordance with and to the extent required by COBRA, and (ii) to any Eligible Individual who experiences a “qualifying event,” as defined in Code Section 4980B(f)(3), after the Effective Time in accordance with the requirements of COBRA.

          (d) The Seller shall pay all Change of Control Bonuses and 2006 Unused Sick/Vacation Payment which have been earned.
          (e) The provisions of this Agreement are for the benefit of the Buyer and its Affiliates and the Seller and its Affiliates only and no employee of the Seller or any other Person shall have any rights hereunder. Nothing herein expressed or implied shall confer upon any employee of the Seller, or legal representatives or beneficiaries thereof, any rights or remedies, including any right to employment or continued employment for any specified period or to be covered under or by any employee benefit plan or arrangement, or shall cause the employment status of any employee to be other than terminable at will.
          (f) The Seller hereby covenants and agrees that at the request and expense of the Buyer, from time to time, and without further consideration, the Seller and its Affiliates shall take all such actions reasonably necessary to enforce the terms of the Restrictive Agreements and shall cooperate with the Buyer in any such actions taken by the Buyer to enforce the terms thereof.
     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER PARENT. Each Seller Constituent and the Seller Parent, jointly and severally, represents and warrants to the Buyer as follows:
     4.1 Organization; Authority; Binding Effect. Each Seller Constituent is a corporation duly organized and validly existing in the State of its incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. The Seller has all requisite power and authority to execute and deliver this Agreement and to perform all of its agreements and obligations under this Agreement in accordance with its terms, and such action has been duly authorized by all necessary action by the Seller’s shareholders and board of directors. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4.2 Subsidiaries. Except as set forth on Schedule 4.2 hereto, the Seller does not have any Subsidiaries and does not own or hold, of record and/or beneficially, any shares of any class of the capital stock of any corporation or any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any unincorporated trade or business enterprises.
     4.3 Non-Contravention. Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer or the Transferred Assets pursuant to (i) the respective charter documents or by-laws of the Seller, each as amended to date; (ii) any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties is bound or to which the Seller or any of its properties is subject; or (iii) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority relating to the Seller.
     4.4 Consents and Permits. Except as set forth on Schedule 4.4 hereto, no material notice to, consent, approval, order or authorization of, or declaration or filing with, any governmental agency or authority or other Person is required to be obtained or made by the Seller in connection with the consummation of the transactions contemplated by this Agreement. Schedule 4.4 lists all material Permits obtained or required to be obtained by the Seller or any of its employees and under which the Seller or any of its employees is operating or bound. Such Permits (A) constitute all Permits used or required in the conduct of the Business as presently conducted, (B) are in full force and effect, (C) have not been violated and (D) to the knowledge of the Seller are not subject to any pending or threatened proceeding seeking their revocation or limitation. To the Seller’s Knowledge, no investigation or review by any governmental entity of the Seller or any of its employees is pending or threatened, and no governmental entity has notified the Seller of its intention to conduct any such investigation or review. To the Knowledge of the Seller, the consummation of the transactions contemplated by this Agreement will not adversely impact any of the Permits or require any action to be taken with respect thereto.
     4.5 Title to Assets; Absence of Encumbrances. The Seller has good and transferable title to the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
     4.6 Brokers’ Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.
     4.7 Financial Statements. Attached hereto as Schedule 4.7 are the following consolidated financial statements (collectively the “Financial Statements”): unaudited balance sheets and statements of operations, members’ deficit and cash flows as of and for the fiscal years ended December 31, 2004 and December 31, 2005 of the Seller and unaudited balance sheets and statements of operations and cash flows of the Seller as of and for the period ended October 29, 2006 (the “Most Recent Financial Statements”). The Financial Statements (including any notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all respects the consolidated financial condition of the Seller, as appropriate, as of such dates and the results of operations and cash flow of the Seller for such periods, are correct and complete, and are consistent with the Books and Records of the Seller, as appropriate (which Books and Records are materially correct and complete).
     4.8 Undisclosed Liabilities; No Material Change. The Seller has no material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material Liability), except for (a) Liabilities set forth in the balance sheet included in the Most Recent Financial Statements (including in any notes thereto), (b) Liabilities which have arisen after the date of the

Most Recent Financial Statements in the Ordinary Course of Business, (c) Liabilities disclosed in the disclosure schedules to this Agreement, and (d) Liabilities incurred in connection with this Agreement. Since December 31, 2005, there has not been (a) any material adverse change in the Transferred Assets or the operations or condition (financial or otherwise) of the Business or of the Seller; or (b) any actual or threatened trouble or disruption of the Seller’s relations with its material customers. Since December 31, 2005, the Seller has conducted the Business only in the ordinary course consistent with past practice and has not entered into any transaction, contract or arrangement, or made any payment or distribution, except in the ordinary course of business, consistent with past practice.
     4.9 Legal Compliance. Except as set forth on Schedule 4.9 hereto, the Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.
     4.10 Tax Matters. Except as set forth on Schedule 4.10 hereto, the Seller does not owe any material Taxes, nor has any authority made any claim against the Sellers for Taxes, for which the Buyer could be held liable and there are no Security Interests on any of the Assets of the Sellers that arose in connection with any failure (or alleged failure) to pay any Tax. All Tax Returns required to be filed by or with respect to the Seller have been filed on a timely basis (taking into account all applicable extensions). Other than amounts for any unpaid Taxes of the Seller that have been adequately accrued or reserved (in accordance with GAAP) on the balance sheet contained in the Most Recent Financial Statements, all Taxes required to be paid or withheld by the Seller (whether or not shown in any Tax Return) have been timely paid in full and/or timely withheld and either have been duly and timely paid over to the appropriate Tax Authority or been properly set aside for such purpose and will be duly and timely paid to the appropriate Tax Authority, and all such filed Tax Returns were true, correct and complete. No federal, state, local or foreign audits are presently pending with regard to any Taxes or Tax Returns of the Seller or the Seller Parent. Neither the Seller nor the Seller Parent has executed any waiver of the statute of limitations on or extending the period for the assessment of collection of any Tax from the Seller or the Seller Parent. Neither the Seller nor the Seller Parent have any liability for unpaid Taxes that has not been adequately accrued or reserved (in accordance with GAAP) on the Most Recent Financial Statements, and since the date of the Most Recent Financial Statements neither the Seller nor the Seller Parent has incurred any liability for Taxes other than in the ordinary course of business on in connection with the transaction contemplated under this Agreement.
     4.11 Real Property.
          (a) The Seller does not own any Real Property.
          (b) Schedule 4.11(b) sets forth the address of each parcel of Real Property subject to any Real Estate Lease, and a true and complete list of all Real Estate Leases for each such leased Real Property (including the date and name of the parties to such Lease document).

The Seller has delivered or made available to the Buyer a true and complete copy of each such Real Estate Lease document, and in the case of any oral Lease, a written summary of the terms of such Lease. Except as set forth in Schedule 4.11(b), with respect to each of the Real Estate Leases:
               (i) such Lease is legal, valid, binding, enforceable and in full force and effect;
               (ii) assuming that the Parties obtain the consent of the landlord under each Real Estate Lease, the transaction contemplated by this Agreement does not require the consent of any other party to such Lease and will not result in a breach of or default under such Real Estate Lease, and will not otherwise cause such Real Estate Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;
               (iii) none of the Seller Constituents or any other party to any Real Estate Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;
               (iv) the Seller does not owe, and will not owe in the future, any brokerage commissions or finder’s fees with respect to any Real Estate Lease for which the Buyer could be held liable;
                (v) the other party to each Real Estate Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Seller;
               (vi) the Seller has not collaterally assigned or granted any other Security Interest in such Real Estate Lease or any interest therein; and
                (vii) there are no Encumbrances on the Seller’s estate or interest created by such Real Estate Lease, other than Permitted Encumbrances.
          (c) Except as set forth in Schedule 4.11(c), the leased Real Property identified in Schedule (b)4.11(b) comprise all of the real property used in, or otherwise related to, the Business; and the Seller is not a party to any agreement or option to purchase any real property or interest therein.
     4.12 Transferred Assets. All of the tangible Transferred Assets are (a) in good operating condition and repair (subject only to ordinary wear and tear), (b) are usable in the ordinary course of the Business consistent with past practice and (c) are in the possession or under the control of the Seller. The Transferred Assets are all the Assets necessary for the conduct of the Businesses as presently conducted; provided, however, that for the avoidance of doubt, the Seller does not own or lease any of the assets utilized in connection with the performance of certain outsourced back-office services provided to the Seller pursuant to the Outsourcing Agreement dated September 26, 2002, as amended by the 2006 Addendum thereto, by and between Career Blazers Personnel Services, Inc., and Employbridge Holding Company (the “Employbridge Agreement”).

     4.13 Contracts. Schedule 4.13 lists the following contracts and other agreements to which the Seller is a party:
          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing payments by the Seller in excess of Ten Thousand Dollars ($10,000) per year;
          (b) any agreement (or group of related agreements), the performance of which will extend over a period of more than one year or which provide for payments by the Seller in excess of Ten Thousand Dollars ($10,000) per year;
          (c) any agreement concerning a partnership or joint venture;
          (d) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation or providing severance benefits, other than notices of termination and separation agreements entered into in contemplation of the Closing hereunder; or
          (e) any agreement under which the Seller has advanced or loaned any amount to any of its directors, officers, and employees.
     The Seller has delivered or made available to the Buyer a correct and complete copy of each written agreement listed in Schedule 4.13. With respect to each such agreement, except as set forth in Schedule 4.13: (1) the agreement is legal, valid, binding, enforceable, and in full force and effect; (2) assuming that all required third-party consents are obtained, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (3) assuming that all required third-party consents are obtained, the Seller is not, and to the Knowledge of the Seller no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (4) the Seller has not, and to the Knowledge of the Seller no other party has, repudiated any provision of the agreement.
     4.14 Notes and Accounts Receivable. All notes and Accounts Receivable of the Seller are reflected properly on the Most Recent Financial Statements, are valid receivables subject to no setoffs or counterclaims to the Knowledge of the Seller, are current and to the Knowledge of the Seller collectible, subject only to the reserve for bad debts set forth on the face of the balance sheet contained in the Most Recent Financial Statements (including in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Seller.

     4.15 Insurance. Schedule 4.15 sets forth the following information with respect to each insurance policy to which the Seller is a party or under which the Seller has been covered or which involves the Business: the name of the insurer, the name of the policyholder, and the name of each covered insured; the policy number and the period of coverage; and the scope and amount of coverage. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (c) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (d) no party to the policy has repudiated any provision thereof; and (e) to the Knowledge of the Seller, all claims of which the Seller has Knowledge for which there is a Basis have been made under the appropriate policy.
     4.16 Litigation. Schedule 4.16 sets forth each instance in which the Seller (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Seller’s Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation not disclosed on Schedule 4.16 may be brought, nor, to the Seller’s Knowledge, is any such action, suit, proceeding, hearing or investigation threatened against, the Seller.
     4.17 Employees.
          (a) The Seller is not a party to or bound by any collective bargaining agreement, nor has the Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. To the Seller’s Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.
          (b) The Seller is (i) in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, health and safety and wages and hours (including but not limited to the classification and/or treatment of employees as exempt or non-exempt), in each case, with respect to employees and with the terms of all employment agreements, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, and (iii) is not liable in any respect for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. There are no pending, or, to the Seller’s Knowledge, threatened, claims, charges or actions pending against the Seller before the Equal Employment Opportunity Commission or similar state, federal or local agency or under any worker’s compensation policy or long-term disability policy nor are any claims, controversies, investigations or suits pending or, to the Seller’s Knowledge, threatened, with respect to such laws or agreements, either by private individuals or by governmental agencies; and all employees are at-will. All persons who have performed services for the Seller and have been classified as independent contractors have satisfied the requirements of law to be so classified, and the Seller has fully and accurately reported their compensation on IRS Forms 1099 or other applicable tax forms for independent contractors when required to do so.

          (c) Schedule 4.17 sets forth (i) a complete list of all Staff Employees currently employed by the Seller, (ii) the respective employment dates and job titles of each such person, and (iii) categorization of each such person as a full-time or part-time employee.
     4.18 Employee Benefits.
          (a) Schedule 4.18(a) contains a complete and correct list of all Employee Plans. No Employee Plan is a defined benefit plan (as defined in Section 414(l) of the Code) and no Employee Plan is subject to Title IV of ERISA. No Employee Plan is a “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA. Schedule 4.18(a) identifies as such any Employee Plan that is a plan intended to meet the requirements of Section 401(a) of the Code.
          (b) The Seller does not have any Liability or Knowledge of any facts or circumstances that might give rise to any Liability, and the transactions contemplated hereby will not result in any Liability (i) for the termination of or withdrawal from any employee pension benefit plan subject to Title IV of ERISA under Sections 4062, 4063 or 4064 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section (m) of the Code, (iv) for any excise tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (vi) for withdrawal from any Multiemployer Plan under Section 4201 of ERISA.
          (c) To the Seller’s Knowledge, the Seller has, at all times, complied, and currently complies, in all material respects with all applicable laws that regulate the Employee Plans.
          (d) There is no material pending or, to the Seller’s Knowledge, threatened proceeding relating to any Employee Plan, nor to the Seller’s Knowledge is there any Basis for any such proceeding.
          (e) The Seller has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance.
          (f) Except as set forth on Schedule 4.18(f), the consummation of the transactions contemplated hereby will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of the Seller. No legally binding representations have been made to any employee or former employee of the Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA or applicable state insurance laws).

     4.19 Ownership. All of the outstanding equity interests of each Seller Constituent are owned and held, directly or indirectly, by the Seller Parent, in each case free and clear of all Encumbrances, are fully paid and nonassessable, and no Person has any right to acquire any of such equity interests. There are no outstanding interests or securities convertible, exercisable or redeemable for any equity interest in a Seller Constituent, or rights, warrants, puts, calls or options relating to such an equity interest.
     4.20 Intellectual Property. (i) The Seller owns (or has adequate rights to use pursuant to license, sublicense, agreement or permission) all trademarks, trade names, service marks, copyrights, software, trade secrets or know-how (collectively, “Intellectual Property”) used by the Seller in the Business free and clear of any lien, mortgage, security interest, pledge, restriction, defect of title or other claim, charge or encumbrance except as set forth on Schedule 4.20; (ii) in connection with the operation of the Business, the Seller does not infringe upon or unlawfully or wrongfully use any material Intellectual Property owned or claimed by any other Person; (iii) the Seller owns or has the lawful right to use all Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise; (iv) the Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any of the Intellectual Property; or (v) no present or former employee of the Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property, or in any application therefor, which the Seller owns, possesses or uses in its operations as now or heretofore conducted.
     4.21 Disclosure. No representation or warranty hereunder or information contained in any Schedule or any certificate, statement or other document delivered by the Seller in connection herewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to the Seller which might materially and adversely affect the Business or the Transferred Assets that has not been disclosed to the Buyer in this Agreement or a certificate, statement or other document delivered by the Seller.
     5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller as follows:
     5.1 Organization and Standing of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform all of its agreements and obligations under this Agreement in accordance with its terms, and such action has been duly authorized by all necessary action by the Buyer’s shareholders and board of directors.
     5.2 Corporate Approval; Binding Effect. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 Non-Contravention. Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer pursuant to (a) the charter documents or by-laws of the Buyer, each as amended to date; (b) any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority relating to the Buyer.
     5.4 Consents. No material consent, approval or authorization of, or registration, designation, declaration or filing with, any governmental agency or authority or other Person is required in connection with the consummation by the Buyer of any transaction contemplated hereby, except where the failure to obtain any such consent, approval or authorization or to so register, qualify or file would not reasonably be expected to adversely effect the Buyer’s ability to consummate the transactions contemplated hereby.
     5.5 Capitalization. Following the Closing the Buyer will have sufficient capitalization to conduct the Business and to pay its Liabilities, including the Assumed Liabilities, as they become due.
     5.6 Due Diligence Review. The Buyer acknowledges that it has completed to its satisfaction its own due diligence investigation with respect to the Seller. The Buyer acknowledges and agrees that, except for the representations and warranties of the Seller contained in Section 4, it is purchasing the Transferred Assets, assuming the Assumed Liabilities and acquiring the Business operated by the Seller therewith on an AS IS/WHERE IS basis. The Buyer further acknowledges and agrees that upon consummation of the transactions contemplated hereby, it will have no further recourse against the Seller or its Affiliates with respect to this Agreement and the transactions contemplated hereby except for claims for indemnification made pursuant to and in accordance with Article 12 and except for claims (a) relating to fraud and willful misconduct on the Seller’s part and (b) claims in connection with the enforcement of the Indemnity Escrow Agreement.
     6. CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):
     6.1 Transfer Documents. The Seller shall have executed and delivered a Bill of Sale, Assignment and Assumption Agreement, Assignment of Trademarks and other documents reasonably required by the Buyer to evidence the transfer of the Transferred Assets by the Seller.
     6.2 Officer’s Certificate. The Seller shall have delivered to the Buyer in writing, at and as of the Closing, and certified by the secretary, assistant secretary, or equivalent officer of each Seller Constituent, the following: (i) the certificate of incorporation of each Seller

Constituent certified by the Secretary of State of the state of its organization, (ii) the bylaws of each Seller Constituent, and (iii) the resolutions of the board of directors of each Seller Constituent and the stockholders of each Seller Constituent authorizing the execution and delivery of this Agreement and the transactions contemplated hereby.
     6.3 No Proceedings. No Proceedings shall be pending, threatened or anticipated against the Seller or the Buyer, seeking to enjoin, or materially adversely affecting, the consummation of the transactions contemplated by this Agreement.
     6.4 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and to the Buyer’s counsel, and the Buyer shall have received the originals or certified or other copies of such records and documents as the Buyer may reasonably request.
     6.5 Indemnity Escrow Agreements. The Seller shall have delivered the Indemnity Escrow Agreement.
     6.6 Material Consents. The Seller shall have obtained all consents and approvals with respect to the transactions contemplated by this Agreement set forth on Schedule 6.6.
     6.7 Employment. Caress Kennedy shall have delivered an employment agreement with the Buyer in form and substance reasonably satisfactory to the Buyer.
     6.8 Release of Liens. All liens on the Transferred Assets shall have been removed or discharged, and the Seller shall have provided the Buyer evidence of such removal acceptable to the Buyer in its sole discretion.
     7. CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATIONS. The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):
     7.1 Purchase Price. Payment of the Purchase Price as set forth in Section 2.5.
     7.2 Assumption Documents. The Buyer shall have executed and delivered an Assignment and Assumption Agreement and other documents reasonably required by the Seller to evidence the assumption of the Assumed Liabilities by the Buyer.
     7.3 Officer’s Certificate. The Buyer shall have delivered to the Seller in writing, at and as of the Closing, and certified by the secretary, assistant secretary, or equivalent officer of the Buyer, the following: (i) the certificate of incorporation of the Buyer, certified by the Secretary of State of the state of its organization, (ii) the bylaws of the Buyer, and (iii) the resolutions of the board of directors of the Buyer authorizing the execution and delivery of this Agreement and the transactions contemplated hereby.

     7.4 No Proceedings. No Proceedings shall be pending, threatened or anticipated against the Seller or the Buyer, seeking to enjoin, or materially adversely affecting, the consummation of the transactions contemplated by this Agreement.
     7.5 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel, and the Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.
     7.6 Indemnity Escrow Agreement. The Buyer shall have delivered the Indemnity Escrow Agreement.
     8. COVENANTS OF THE SELLER.
     8.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Seller will (a) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (b) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request.
     8.2 Operation of the Business of the Seller. Between the date of this Agreement and the Closing Date, the Seller will (and Parent Seller shall cause Seller to):
          (a) except as otherwise provided in this Agreement, conduct the business of the Seller only in the ordinary course of business, consistent with past practice;
          (b) use their Best Efforts to preserve intact the current business organization of the Seller, keep available the services of the current officers, employees, and agents of the Seller, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Seller;
          (c) confer with Buyer concerning operational matters of a material nature;
          (d) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the business of Seller;
          (e) perform in all material respects all obligations under leases, agreements, contracts and instruments relating to or affecting the business of Seller;
          (f) maintain the books of account and records of the business of Seller in the usual, regular and ordinary manner;
          (g) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the conduct of the business of Seller;

          (h) not enter any employment agreement or commitment to employees of the business of Seller or effect any increase in the compensation or benefits payable or to become payable to any officer, director or employee of the business of Seller;
          (i) create or permit to exist any encumbrance on the Transferred Assets;
          (j) not enter into or modify any agreement or contract included in the Transferred Assets (other than any extension or renewal of the Largest Customer Contract or the Employbridge Agreement), or sell, lease, license or otherwise dispose of any Transferred Asset (other than dispositions of obsolete assets in the ordinary course of business); and
          (k) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Seller.
     8.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Seller will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.8 is likely to occur.
     8.4 Notification. Between the date of this Agreement and the Closing Date, the Seller will promptly notify the Buyer in writing if the Seller becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller’s representations and warranties as of the date of this Agreement, or if the Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules hereto if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Seller will promptly deliver to the Buyer a supplement to the Schedules specifying such change. During the same period, the Seller will promptly notify the Buyer of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.
     8.5 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article 10, the Seller will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Seller, or any of the capital stock of the Seller, or any merger, consolidation, business combination, or similar transaction involving the Seller.
     8.6 Best Efforts. Between the date of this Agreement and the Closing Date, the Seller will use its Best Efforts to cause the conditions in Article 6 to be satisfied.
     8.7 Cash in Operating Account. The Seller will, on the Closing Date, cause its operating deposit account to have a balance equal to the aggregate amount of any checks previously issued in payment of Assumed Liabilities which have not previously been paid. The amount of the balance in Seller’s operating account shall be a Transferred Asset and included in the calculation of Final Net Working Capital. Thereafter, Seller shall not issue any additional checks against its operating account nor otherwise permit the funds in its operating account to be used for any purpose other than to pay outstanding checks as they are presented for payment. Sixty (60) days following the Closing Date, the Seller will close its operating account and forward any remaining balance to the Buyer.
     8.8 Consent to Certain Leases. The Seller will use its Best Efforts before Closing to obtain any consents to assignment with respect to the assignment of leases listed as items 3, 4 and 5 of Schedule 4.4.
     9. COVENANTS OF THE BUYER.
     9.1 Best Efforts. Between the date of this Agreement and the Closing Date, the Buyer will use its Best Efforts to cause the conditions in Article 7 and Section 6.6 to be satisfied.
     9.2 Replacement of Letter of Credit. The Buyer will, within thirty days following the Closing Date, obtain the release and termination of the letter of credit held by the landlord the Real Estate Lease for 590 Fifth Avenue as security under the terms of such lease.
     10. TERMINATION OF AGREEMENT.
     10.1 Termination Events.
     This Agreement may, by notice given prior to or at the Closing, be terminated:
          (a) by the Seller if the Buyer does not fund the Deposit Escrow Agreement with the Deposit Amount on or before January 3, 2007;
          (b) by mutual consent of the Buyer and the Seller;
          (c) by either the Buyer or the Seller, if a material breach of any provision of this Agreement has been committed by the other party which breach is not remedied within fifteen (15) days following notice thereof and such breach has not been waived;
          (d) by the Buyer, if any of the conditions in Article 6 has not been satisfied as of February 28, 2007 (the “Buyer’s Termination Date”), or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Buyer’s Termination Date; or
          (e) by the Seller, if any of the conditions in Article 7 has not been satisfied as of February 28, 2007 (the “Seller’s Termination Date”), or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller to comply with their obligations under this Agreement) and the Seller has not waived such condition on or before the Seller’s Termination Date.

     11. CONFIDENTIAL INFORMATION. Each Party and its employees, representatives and assigns receiving Confidential Information (the “Receiving Party”) disclosed by the other Party or its employees, representatives or assigns (the “Disclosing Party”) will treat and hold as such all of the Confidential Information of the Disclosing Party, and refrain from using any of the Confidential Information of the Disclosing Party except in connection with this Agreement. In the event that the Receiving Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of the Disclosing Party, the Receiving Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 11. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information of the Disclosing Party to any tribunal or else stand liable for contempt, the Receiving Party may disclose the Confidential Information of the Disclosing Party to the tribunal; provided, however, that the Receiving Party shall use commercially reasonable efforts to obtain, at the reasonable request of the Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information of the Disclosing Party required to be disclosed as the Disclosing Party shall designate.
     12. INDEMNIFICATION. All of the representations and warranties of the Buyer and the Seller contained in this Agreement and in such other agreements as are entered into in connection with this Agreement, shall survive the Closing and continue in full force and effect thereafter for a period of fifteen (15) months following the Closing Date, except for (i) the indemnification obligations related to Section 4.10 which shall survive until expiration of the applicable statute of limitations, (ii) the indemnification obligations related to Sections 4.5 and 4.19 or any indemnification obligations arising from fraud or intentional misconduct, which shall survive perpetually, and (iii) the representations, warranties and related indemnification obligations for which notice of an indemnification claim shall have been received as of the end of the applicable period referred to in this Section 12, which shall survive with respect to such indemnification claim until the final disposition thereof. All covenants and obligations contained in this Agreement shall survive in accordance with the applicable statute of limitations related thereto except that claims, if any, asserted prior to the end of such period as a claim for indemnification pursuant to this Section 12 shall survive until finally resolved and satisfied in full. The representations and warranties of a party shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representation and warranties were made.
     12.1 Indemnification Provisions for Benefit of the Buyer.
          (a) The Seller shall indemnify and defend the Buyer, its Affiliates and each of their shareholders, directors, officers, employees, agents and advisors (collectively, the “Buyer Indemnified Parties”) and hold the Buyer Indemnified Parties harmless from and with respect to any and all Adverse Consequences incurred or sustained by, or imposed upon, the Buyer Indemnified Parties resulting from, arising out of, relating to, in the nature of, or caused by (i) any breach or inaccuracy on the part of the Seller of any of its representations or warranties contained in this Agreement; (ii) any breach, default or lack of performance on the part of the Seller of any of its agreements or covenants contained in this Agreement or in any instrument of transfer delivered by the Seller hereunder; (iii) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made by any Person with the Seller or its Affiliates in connection with this Agreement or the transactions contemplated hereby; or (iv) any Excluded Liability.
          (b) Notwithstanding the foregoing, or any other provision to the contrary contained in this Agreement, the Buyer Indemnified Parties shall be entitled to indemnification under clauses (a)(i) and (a)(ii) (other than for a claim based on fraud or intentional misconduct or any breach of Sections 4.5, 4.6, 4.10 or 4.19) of this Section 12.1 only to the extent that the aggregate amount of the Adverse Consequences for which the Buyer Indemnified Parties would otherwise be entitled exceeds One Hundred Thousand Dollars ($100,000) (the “Threshold Amount”).
          (c) The amount of any Adverse Consequences for which indemnification is provided for under this Section 12.1 shall be offset by (i) any amounts recovered from a third party by a Buyer Indemnified Party and (ii) any insurance proceeds or other amounts received by a Buyer Indemnified Party in connection with an insurance claim included among the Transferred Assets. Each party agrees to use commercially reasonable efforts to make any claims for insurance and/or indemnification available from a third party(ies) with respect to Adverse Consequences for which it will seek indemnification hereunder and to diligently pursue such claims in good faith. If any such insurance proceeds and/or other amounts are received by a Buyer Indemnified Party after payment by the Indemnifying Party of any amount otherwise required to be paid to such Buyer Indemnified Party pursuant to this Section 12.1, such Buyer Indemnified Party shall repay to the Indemnifying Party, promptly after receipt of such insurance proceeds and/or other amounts, the amount that such Indemnifying Party would not have had to pay pursuant to this Section 12.1 had such insurance proceeds and/or other amounts been received by such Buyer Indemnified Party prior to the Indemnifying Party’s payment under this Section 12.1.
     12.2 Indemnification Provisions for Benefit of the Seller.
          (a) The Buyer shall indemnify and defend the Seller, its Affiliates and each of their shareholders, directors, officers, employees, agents and advisors (collectively, the “Seller Indemnified Parties”) and hold the Seller Indemnified Parties harmless from and against any and all Adverse Consequences incurred or sustained by, or imposed upon, the Seller Indemnified Parties resulting from, arising out of, relating to, in the nature of, or caused by (i) any breach or inaccuracy on the part of the Buyer of any of its representations or warranties contained in this Agreement; (ii) any breach, default or lack of performance on the part of the Buyer of any of its agreements or covenants contained in this Agreement or in any instrument of transfer delivered by the Seller hereunder; (iii) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made by any Person with the Buyer or its Affiliates in connection with this Agreement or the transactions contemplated hereby; or (iv) any Assumed Liability.

          (b) Notwithstanding the foregoing, or any other provision to the contrary contained in this Agreement, the Seller Indemnified Parties shall be entitled to indemnification under clauses (a)(i) and (a)(ii) (other than for a claim based on fraud or intentional misconduct) of this Section 12.2 only after the aggregate amount of the Adverse Consequences to which they would otherwise be entitled under this Agreement exceeds the Threshold Amount.
     12.3 Notice. The party seeking indemnification hereunder (the “Indemnified Party”) shall give the party from which indemnification is sought hereunder (the “Indemnifying Party”) written notice of any claim for indemnification hereunder pursuant to Section 13.2 below, setting forth in reasonable detail the facts and circumstances pertaining thereto as soon as practicable following the Indemnified Party’s discovery of such claim; provided, however, no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent that such failure shall have actually prejudiced the Indemnifying Party and provided that during the first fourteen (14) months following the Closing the Indemnified Parties may deliver notices of claims pursuant to Section 12 no more than once a calendar month. The Indemnifying Party and Indemnified Party each shall use commercially reasonable efforts, and shall cooperate with the commercially reasonable efforts of the other, to minimize and mitigate claims.
     12.4 Matters Involving Third Parties.
          (a) Any Indemnified Party seeking indemnification in respect of any legal proceeding, action, claim or demand instituted by any third Person (in each case, a “Third Party Claim”) shall promptly notify the Indemnifying Party thereof in writing and give each Indemnifying Party copies of all documents and information relating to any such Third Party Claim within its possession within thirty (30) days of such documentation and information being obtained by the Indemnified Party; provided, however, no delay on the part of the Indemnified Party in notifying any Indemnifying Party, nor any failure to provide all of such documents and information, shall relieve the Indemnifying Party from any obligation hereunder except to the extent that such failure shall have actually prejudiced the defense of the Third Party Claim.
          (b) Subject to Section 12.3 of this Agreement, any Indemnifying Party will have the right, at its option and expense, to defend against, negotiate, settle or otherwise deal with any Third Party Claim against the Indemnified Party and to be represented by counsel of its own choice (reasonably satisfactory to the Indemnified Party) so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim; (ii) the Indemnifying Party diligently conducts the defense of the Third Party Claim; (iii) if the Indemnifying Party is also a party against whom the Third Party Claim is made, the Indemnified Party has not determined in good faith that joint representation would be inappropriate; and (iv) the Indemnifying Party provides reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim.
          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12.4(b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim

(except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has an actual or potential conflict of interest), (ii) the Indemnified Party shall not admit any liability with respect thereto, consent to the entry of any judgment or enter into any settlement with respect thereto, or compromise, pay or discharge the same without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). If a firm written offer is made to settle any such Third Party Claim and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such Third Party Claim; (ii) the maximum liability of the Indemnifying Party relating to such Third Party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such Third Party Claim is greater; and (iii) the Indemnified Party shall pay all attorneys’ fees and legal costs and expenses incurred after rejection of such settlement by the Indemnified Party, but if the amount thereafter recovered by such third party from the Indemnified Party is less than the amount of the proposed settlement, the Indemnified Party shall be reimbursed by the Indemnifying Party for such attorneys’ fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement.
          (d) In the event the Indemnifying Party does not, within thirty (30) days after it receives written notice of the Third Party Claim from the Indemnified Party, agree in writing to accept the defense of such Third Party Claim as provided above in Section 12.4(b), then the Indemnified Party shall have the right to negotiate, defend against, consent to the entry of any judgment, enter into any settlement with respect to, or otherwise deal with the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith). In such case, (1) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (2) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 12.
          (e) From and after the delivery of notice of a Third Party Claim, at the reasonable request of the Indemnifying Party, the Indemnified Party shall grant the Indemnifying Party and its representatives reasonable access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the Third Party Claim relates. Such access shall be granted during normal business hours and shall be granted in a manner such that the Indemnifying Party does not unreasonably interfere with the business and operations of the Indemnified Party.
     12.5 Purchase Price Adjustment. All indemnification payments under this Section 12 shall be deemed adjustments to the Purchase Price.

     12.6 Exclusive Remedy. In the absence of fraud or willful misconduct by a party hereto, the foregoing indemnification obligations are the exclusive remedies of the Buyer and the Seller and in lieu of any statutory, equitable or common law remedy the Buyer and the Seller may have with respect to each other; provided that the foregoing shall not limit (i) either party’s right to seek and obtain injunctive relief to specifically enforce the other party’s obligations hereunder, or (ii) either party’s right to assert claims against the other party in connection with the enforcement of the Escrow Agreements.
     12.7 Adverse Consequences Limitation. In no event shall the aggregate of the Seller’s liability for indemnification claims under clauses (a)(i) or (a)(ii) of Section 12.1 on the one hand and the Buyer’s liability for indemnification under clauses (a)(i) or (a)(ii) of Section 9.2 on the other hand exceed One Million Three Hundred Fifty Thousand Dollars ($1,350,000); provided, however, this limitation shall not apply to any claims for Adverse Consequences recoverable from a claim based on fraud or intentional misconduct or any breach of Sections 4.5, 4.6, 4.10 or 4.19 or a claim under Section 12.1(a)(iii) and (iv) or 12.2(a)(iii) and (iv), in each case which Adverse Consequences shall be recoverable or payable to the extent of all such Adverse Consequences.
     12.8 Indemnity Escrow. Subject to the other provisions of this Article 12, (i) the Buyer may give notice of a claim for indemnification under this Article 12 pursuant to the Indemnity Escrow Agreement and (ii) neither the exercise of such right by the Buyer nor the failure to give a notice of a claim under the Indemnity Escrow Agreement will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies hereunder that may be available to it. On December 1, 2007, a portion of the Indemnity Escrow Amount equal to Four Hundred Fifty Thousand Dollars ($450,000) less the sum of (i) the aggregate amount of any claims paid to the Buyer under the Indemnity Escrow Agreement and (ii) the aggregate amount of any claims for indemnification hereunder for which notice has been given under Section 12.3, shall be paid to the Seller under the terms of the Indemnity Escrow Agreement. On the date which is fifteen months after the Closing Date any funds which continue to be held under the Indemnity Escrow Agreement less the aggregate amount of any claims for indemnification hereunder for which notice has been given under Section 12.3 shall be paid to the Seller under the terms of the Indemnity Escrow Agreement.
     13. GENERAL.
     13.1 Expenses. Each party shall bear its own expenses incurred in connection with the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys’, accountants’ and outside advisers’ fees and disbursements.
     13.2 Notices. All notices, demands and other communications hereunder shall be in writing or by e-mail, and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, or sent by e-mail, as follows:

     If to the Seller, to:
Career Blazers, LLC
care of Michael Roth
10 Grandview Drive
Holmdel, NJ 07733
Tel.: 732-816-1268
Email: mike.roth@capesuccess.com
Attn: Michael Roth
     with a copy sent contemporaneously to:
Curtis A. Johnson
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Tel.: 973-639-2075
Email: cjohnson@mccarter.com
     If to the Buyer, to:
Global Employment Holdings, Inc.
10375 Park Meadows Drive
Suite 375
Lone Tree, CO 80124
Tel.: 303-216-9500
Email: hbrill@gesnetwork.com
Attn: Howard Brill
     with a copy sent contemporaneously to:
Jeff Knetsch
Brownstein Hyatt & Farber, P.C.
410 17th Street
Denver, CO 80202
Tel.: 303-223-1160
Email: jknetsch@bhf-law.com
Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, the next business day, (c) if mailed, five (5) days after being mailed as described above and (d) if sent by e-mail, when dispatched.
     13.3 Entire Agreement. This Agreement and the other agreements entered into in connection with this Agreement contain the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by the Buyer and the Seller.

     13.4 Governing Law, Venue, Waiver of Jury Trial. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of New York.
     13.5 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS CONTEMPLATED HEREIN, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY COUNTERCLAIM THEREIN.
     13.6 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS CONTEMPLATED HEREIN, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY COUNTERCLAIM THEREIN, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA SITTING IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO SUCH ACTION OR PROCEEDING. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
     13.7 Sections and Section Headings. All enumerated subdivisions of this Agreement are herein referred to as “Section” or “Paragraph.” The headings of Sections and Paragraphs are for reference only and shall not limit or control the meaning thereof.
     13.8 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided that the Buyer may assign this Agreement to any of its Affiliates. In the event of any assignment of the rights of the Buyer under this Agreement, Buyer shall continue to be liable for any obligations, including, without limitation, the obligations of the Buyer with respect to the Largest Customer Earnout Payment.

     13.9 Further Assurances.
          (a) The Buyer and the Seller shall, at the request of the other Party from time to time and at any time, whether on or after the Closing Date, and without further consideration, execute and deliver such deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Transferred Assets, the Excluded Assets, the Excluded Liabilities or for the assumption of the Assumed Liabilities, or to otherwise satisfy and perform the obligations of the parties hereunder. Without limiting the generality of the foregoing, the Seller shall, upon the request of the Buyer, in a timely manner on and after the Closing Date execute and deliver to the Buyer such other documents, releases, assignments and other instruments as may be reasonably required to effectuate completely the transfer and assignment to the Buyer of, and to vest fully in the Buyer the Seller’s rights to, the Transferred Assets.
          (b) Following the Closing Date, the Buyer may receive and open all mail addressed to the Seller at the premises covered by the Real Estate Leases included in the Transferred Assets that the Buyer reasonably believes relates to the Business, the Transferred Assets or the Assumed Liabilities, and, to the extent that such mail and the contents thereof relate only to the Business, the Transferred Assets or the Assumed Liabilities, deal with the contents thereof at its discretion subject to the terms herein. From and after the Closing Date, the parties shall promptly forward or cause to be forwarded to one another a copy of any mail received by them that relates both to: (i) the Business, the Transferred Assets or the Assumed Liabilities; and (ii) the Seller’s and its Affiliates other businesses.
          (c) The Seller hereby grants to the Buyer the power, right and authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with, in the name of the Seller, any checks, drafts, documents and instruments constituting payment of any notes or Accounts Receivable included in the Transferred Assets and that are payable to, payable to the order of, or endorsed in favor of the Seller or any agent of the Seller. The Seller agrees promptly to endorse and pay over or cause to be endorsed and paid over to the Buyer, without deduction or offset, the full amount of any such payment received by the Seller in respect of goods sold or services rendered as part of the Business or the Transferred Assets.
          (d) The Seller agrees (and agrees to cause its Affiliates) to hold in trust for the benefit of the Buyer and to not commingle with any other assets of the Seller or its Affiliates any Transferred Asset and any proceeds of or instruments constituting payment of any Transferred Asset that may come into possession of the Seller or any of its Affiliates and the Seller agrees promptly to endorse and pay over or cause to be endorsed and paid over to the Buyer, without deduction or offset, the full amount of any such payment received by the Seller or its Affiliates after the Closing Date in respect of goods sold or services rendered as part of the Business or the Transferred Assets.
     13.10 No Implied Rights or Remedies. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller, the Buyer, the Seller Indemnified Parties and the Buyer Indemnified Parties, any rights or remedies under or by reason of this Agreement.

     13.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     13.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     13.13 Public Statements or Releases. Either party shall not, unless otherwise required by applicable law make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement, the transactions contemplated hereby or any negotiations or discussions related hereto, without first obtaining the prior written consent of the other party.
     13.14 Books and Records; Access to Employees.
          (a) The Buyer acknowledges that the Books and Records of the Seller relating to their operations prior to Closing will be acquired by the Buyer in connection with the consummation of the transactions contemplated hereby, and that the Seller may from time to time require access to or copies of such records for accounting, Tax, litigation, regulatory compliance or similar purposes, or in connection with the winding-up and dissolution of the Seller. The Buyer agrees that upon reasonable prior notice from the Seller, it will, during normal business hours, provide the Seller with access to or copies of such Books and Records.
          (b) The Buyer agrees to make Caress Kennedy and such other Hired Employees as the Seller may reasonably request, upon reasonable prior notice, available to the Seller to enable the Seller to comply with its obligations pursuant to this Agreement.
     13.15 Assignment of Contracts. If any required consent to the assignment of any contract constituting Transferred Assets is not obtained or if an attempted assignment thereof would be ineffective, the Seller shall at Buyer’s request take reasonable steps not requiring any out-of-pocket expenditures to provide the Buyer with the benefits and obligations thereunder until such consent or effective assignment can be obtained.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

BUYER:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ Howard Brill

	Name:	Howard Brill
	Title:	President and CEO

SELLER:

CAREER BLAZERS PERSONNEL SERVICES, INC.

By:	/s/ Michael Roth

	Name:	Michael Roth
	Title:	Treasurer

CAREER BLAZERS CONTINGENCY PROFESSIONALS, INC.

By:	/s/ Michael Roth

	Name:	Michael Roth
	Title:	Treasurer

CAREER BLAZERS PERSONNEL SERVICES OF WASHINGTON, D.C., INC.

By:	/s/ Michael Roth

	Name:	Michael Roth
	Title:	Treasurer

SELLER PARENT:

CAPESUCCESS LLC

By:	/s/ Michael Roth

	Name:	Michael Roth
	Title:	Treasurer
[Signature Page to Asset Purchase Agreement]

Exhibit A
Deposit Escrow Agreement
See attached.

ESCROW AGREEMENT (DEPOSIT)
     THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January ___, 2007, by and among Global Employment Holdings, Inc., a Delaware corporation (the “Buyer”), Career Blazers Personnel Services, Inc., a New York corporation, Career Blazers Contingency Professionals, Inc., a New York corporation, and Career Blazers Personnel Services of Washington, D.C., Inc., a District of Columbia corporation (each of such corporations, a “Seller Constituent”; collectively, the “Seller”), CapeSuccess LLC, a Delaware limited liability company (the “Seller Parent”), and Commerce Bank, NA, a national banking association duly organized and existing under the laws of the United States of America (the “Escrow Agent”).
RECITALS
     Pursuant to the Asset Purchase Agreement dated as of December 29, 2006 (the “Asset Purchase Agreement”) by and among the Buyer, the Seller and the Seller Parent, the Buyer is acquiring substantially all of the property, assets and Business (as defined in the Asset Purchase Agreement) of the Seller and assuming certain obligations and liabilities of the Seller, as more fully described in the Asset Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Asset Purchase Agreement. This is the Deposit Escrow Agreement referred to in the Asset Purchase Agreement.
     Section 1. Establishment of Escrow Account. Upon the signing of the Asset Purchase Agreement, the Buyer shall deliver to the Escrow Agent $500,000 in cash (the “Escrowed Funds”) by wire transfer of immediately available funds to an account which is hereby established in the corporate trust department of the Escrow Agent (the “Escrow Account”). The Escrowed Funds and any interest, dividends, income, or other proceeds earned thereon from and after the signing of the Asset Purchase Agreement (all such earnings on the Escrowed Funds are hereinafter collectively referred to as the “Interest”) shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.
     Section 2. Investment of Escrowed Funds; Proceeds of Escrowed Funds.
          (a) The Escrow Agent shall from time to time invest and reinvest the Escrowed Funds, if any, in accordance with signed, joint written instructions of the Buyer and Seller, in U.S. Government obligations, bank certificates of deposit (up to the maximum amount of any such deposit insured by the Federal Deposit Insurance Corporation), repurchase agreements secured by U.S. Government obligations or money market mutual funds (“Permitted Investments”) and the Escrow Agent shall not be responsible for any loss incurred with respect to any such Permitted Investment that is made in good faith. In no event shall the Escrow Agent invest all or any portion of the Escrowed Funds in any Permitted Investment if the maturity date of such Investment is later than the Closing Date.
          (b) Any Interest shall be set aside and distributed as provided in Section 2(d).
          (c) The Escrow Agent shall act upon investment instructions one (1) business day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrowed Funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss or liability arising in respect of any directed investment under Section 2(a) except to the extent that such loss or liability arose from the Escrow Agent’s gross negligence or willful misconduct. As and when the Escrowed Funds or any Interest or any portion thereof is to be released under this Agreement, the Escrow Agent shall promptly cause such amount of the Permitted Investments as is necessary to cover the required cash payment to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Funds is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 2(c).
          (d) If not previously paid or payable to the Buyer or the Seller pursuant to Section 3, all Interest shall be distributed to the Seller in accordance with Section 4. Notwithstanding anything to the contrary contained herein, any provision of this Agreement requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within five (5) business days of being paid to the Escrow Agent.
          (e) It is understood that all checks received by the Escrow Agent hereunder are subject to clearance time and the funds represented thereby cannot be drawn upon or disbursed until such time as the same constitute good and collected funds. If any checks are returned to the Escrow Agent as uncollectible, the Escrow Agent shall notify the Buyer or Seller, as the case may be, and redeposit such check for collection upon the oral instructions of the Buyer or Seller, as the case may be. Notwithstanding the foregoing, if for any reason any check or instrument entered for collection by the Escrow Agent hereunder is uncollectible after payment of the funds represented thereby has been made pursuant to the terms hereof, the Buyer or Seller, as the case may be, shall immediately reimburse the Escrow Agent and the Escrow Agent shall deliver the returned check or instrument to the Buyer or Seller, as the case may be.
     Section 3. Release of the Escrowed Funds to the Buyer or the Seller. The Escrow Agent shall disburse to either party such portion of the Escrowed Funds and Interest as instructed pursuant to this Section 3 for which either party is entitled to. Payment shall be made by the Escrow Agent to either party not more than three (3) business days after:
          (a) The delivery to the Escrow Agent of joint written instructions in the form of Exhibit A hereto (each, an “Escrow Disposition Notice”) signed by the Buyer and Seller specifying the amount to be paid to either party; or

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          (b) The delivery to the Escrow Agent and Seller of a copy of a Final Determination (as defined below) establishing either party’s right to payment or reimbursement under this Agreement. A “Final Determination” shall mean a final, non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party addressed to and reasonably satisfactory to the Escrow Agent to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction and establishes the Buyer’s and/or the Seller’s rights with respect to the Escrowed Funds (or any portion thereof) under this Agreement.
     Section 4. Taxpayer Identification Numbers. The parties acknowledge that each has supplied the Escrow Agent with its Internal Revenue Service taxpayer identification number.
     Section 5. Compensation; Expenses. In consideration for its services as Escrow Agent, the Escrow Agent shall be entitled to receive the compensation set forth in Exhibit B hereto, as well as the reimbursement of all reasonable and documented out-of-pocket costs and expenses actually incurred by the Escrow Agent in the performance of its duties hereunder. All such fees and expenses of the Escrow Agent hereunder shall be paid by the Buyer on one hand and Seller on the other hand, on a 50%/50% basis. The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, with respect to its unpaid fees, nonreimbursed expenses and unsatisfied indemnification amounts, superior to the interests of any other persons or entities. The Escrow Agent shall be entitled to and is hereby granted the right to set off and deduct any unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights from amounts on deposit in the Escrow Account, including without limitation, any fees and expenses that have not been paid by the Buyer or Seller pursuant to this Section 6. To the extent any unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights are set off or deducted from the Escrow Account by the Escrow Agent, each of the Buyer and Seller agree to reimburse the Escrow Account for their portion of the unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights fees and expenses of the Escrow Agent that such party did not pay directly to the Escrow Agent.
     Section 6. Exculpation and Indemnification.
          (a) The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.
          (b) The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted to be done by the Escrow Agent pursuant to the good faith advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, reasonable attorneys’ fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys’ fees, disbursements, and expenses in connection with such litigation.

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          (c) In the event the Escrow Agent is notified of any dispute, disagreement or legal action between the Buyer, Seller and any third party relating to or arising in connection with the escrow, the Escrow Amount, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized, at its option, to deposit with the Clerk of the Court or the Arbitrator, as applicable, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which the Buyer or Seller agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.
          (d) The Buyer and Seller hereby agree, jointly and severally, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all reasonable costs, damages, judgments, attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such reasonable costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities. The reasonable costs and expenses of enforcing this right of indemnification also shall be paid equally by the Buyer and Seller. The foregoing indemnities in this Section 7(d) shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.
          (e) The Escrow Agent shall have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder, unless the Escrow Agent has actual knowledge that the genuineness, authenticity, or sufficiency are in doubt.
          (f) The Escrow Agent shall be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind, unless the Escrow Agent has actual knowledge otherwise.
          (g) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow

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Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements or documents which may be related to, referred to in or deposited with the Escrow Agent in connection with this Escrow Agreement.
     Section 7. Resignation; Replacement. The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to the other parties hereto and, similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent jointly by the other parties hereto; provided, however, that no such resignation or removal shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Buyer and Seller shall use best efforts to select a successor escrow agent within thirty (30) days after the date of the notice of resignation or removal. If the other parties hereto have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The successor escrow agent shall be a national or state-chartered banking, trust or savings association with total assets in excess of $500,000,000, and shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.
     Section 8. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if: (a) personally delivered, upon actual delivery or refusal of delivery; (b) mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon actual delivery; or (c) sent by a nationally recognized overnight delivery service, upon actual delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:
     If to the Buyer, to:
Global Employment Holdings, Inc.
10375 Park Meadows Drive
Suite 375
Lone Tree, CO 80124
Tel.: 303-216-9500
Email: hbrill@gesnetwork.com

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with a copy sent contemporaneously to:
Jeff Knetsch
Brownstein Hyatt & Farber, P.C.
410 17th Street
Denver, CO 80202
Tel.: 303-223-1160
Email: jknetsch@bhf-law.com
     If to the Seller:
Career Blazers, LLC
care of Michael Roth
10 Grandview Drive
Holmdel, NJ 07733
Tel.: 732-816-1268
Email: mike.roth@capesuccess.com
Attn: Michael Roth
with a copy sent contemporaneously to:
Curtis A. Johnson
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Tel.: 973-639-2075
Email: cjohnson@mccarter.com
     If to the Escrow Agent:
Commerce Bank, NA
1701 Route 70 East
Cherry Hill, New Jersey 08034
Tel.: 856-751-2735
Attn: Arlene Murphy
Any party by written notice to the other parties pursuant to this Section 9 may change the address or the persons to whom notices or copies thereof shall be directed.
     Section 9. Waivers; Amendments. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by the Seller and the Buyer and consented to by the Escrow Agent.

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     Section 10. Construction. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.
     Section 11. Business Day. As used in this Agreement, “business day” means a day other than a Saturday, Sunday or other day when banking institutions in New York, New York are authorized or required by law or executive order to be closed. Unless specifically referred to as a “business day” or as “business days”, any reference to a “day” or to “days” contained in this Agreement refers to a calendar day or to calendar days, as the case may be.
     Section 12. Binding Effect; Assignment. This Escrow Agreement shall be binding upon, and inure to the benefit of, the heirs, administrators, executors, successors and assigns of the parties hereto. Except as specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties hereto and consented to by the Escrow Agent. Notwithstanding the foregoing, the Buyer may collaterally assign its rights hereunder to any financial institution providing it with the financing necessary to consummate the transactions contemplated by the Asset Purchase Agreement. Furthermore, notwithstanding the foregoing, the Buyer acknowledges that the Seller’s rights hereunder are subject to a lien in favor of the Seller’s secured lender and accordingly, the Seller may execute any instrument or document required by the Seller’s secured lender to enforce its rights pursuant to such lien, including, but limited to, the assignment of the Seller’s rights hereunder to Seller’s secured lender. In addition, any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.
     Section 13. Termination. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Funds in accordance with the provisions of this Agreement.
     Section 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.
     Section 15. Governing Law; Waiver of Trial by Jury. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. The parties hereby waive trial by jury in any judicial proceeding to which they are both parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement.

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     Section 16. Severability. The invalidity, legality or enforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected, impaired or invalidated thereby and shall remain in full force and effect.
     Section 17. Facsimile Signatures. The parties agree that the execution and transmittal of this Escrow Agreement by facsimile shall be of the same binding effect as the handwritten execution upon an original copy of the Escrow Agreement. The parties agree that they will promptly forward to the others an executed original of the Escrow Agreement and any other document to be delivered hereunder transmitted by facsimile, but that the failure of a party to do so or the absence of arrival of any such executed Escrow Agreement or document shall have no effect on the binding nature of such items transmitted by facsimile.
     Section 18. Joint Direction. Notwithstanding anything stated herein to the contrary, the affected parties hereto may jointly direct the Escrow Agent, in writing, to perform any action contemplated herein and upon receipt of such joint written direction, the Escrow Agent shall act in compliance therewith and be protected thereby.
     Section 19. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, indemnified costs, or other losses (collectively “Escrow Agent Claims”) that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.
     Section 20. Limited Damages. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, UNLESS SUCH LOSSES OR DAMAGES AROSE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ESCROW AGENT.
     Section 21. No Joint Venture. Neither this Escrow Agreement nor any other agreement between the Buyer, Seller and the Escrow Agent shall be deemed to create a joint venture between the Escrow Agent and the Buyer and the Seller. Nor shall the Escrow Agent be considered the alter ego of the Buyer or the Seller by virtue of this Agreement, or any other such agreement.
     Section 22. Confidentiality. The Escrow Agent agrees that the Asset Purchase Agreement and the terms thereof will be kept confidential and it shall not, without the prior written consent of the Buyer and Seller, disclose in any manner whatsoever, in whole or in part, the Asset Purchase Agreement or any terms thereof. In the event that the Escrow Agent is compelled to disclose by law or is required to so disclose or face any civil penalties, any portion of the Asset Purchase Agreement or the terms thereof, the Escrow Agent may disclose such information, provided, however, that the Escrow Agent will (i) promptly notify both the Buyer and the Seller of each such request or requirement, so that the Buyer and/or Seller may seek an appropriate protective order or other remedy, and (ii) consult with the Buyer and the Seller on the advisability of taking legally available steps to resist or narrow such request or requirement.

8

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their duly authorized officers, as of the date first written above.

BUYER:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

SELLER:

CAREER BLAZERS PERSONNEL SERVICES, INC.
By:

Name:
Title:

CAREER BLAZERS CONTINGENCY PROFESSIONALS, INC.

By:

Name:
Title:

CAREER BLAZERS PERSONNEL SERVICES OF WASHINGTON, D.C., INC.

By:

Name:
Title:

SELLER PARENT:

CAPESUCCESS LLC

By:

Name:
Title:

ESCROW AGENT:

Commerce Bank, NA

By:

Name:
Title:

EXHIBIT A
ESCROW DISPOSITION NOTICE

To:	Commerce Bank, N.A.

From:	Global Employment Holdings, Inc. (the “Buyer”), Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc. and Career Blazers Personnel Services of Washington, D.C., Inc. (collectively, the “Seller”) and CapeSuccess LLC (the “Seller Parent”).

RE:	Escrow Agreement dated January ___, 2007 (the “Escrow Agreement”) among the Seller, the Seller Parent, the Buyer and Commerce Bank, NA
     This Escrow Disposition Notice is delivered to you pursuant to the Escrow Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.
     Please be advised that you are hereby directed to distribute from the Escrow Account the property now held in your possession and described herein in the following manner, to wit:
          [STATE THE AMOUNT OF ESCROWED FUNDS TO BE DISTRIBUTED TO BUYER AND/OR SELLER FROM ESCROW ACCOUNT]
     Signed this                       day of                                            ,                       .

BUYER:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

SELLER:

CAREER BLAZERS PERSONNEL SERVICES, INC.

By:

Name:
Title:

CAREER BLAZERS CONTINGENCY PROFESSIONALS, INC.

By:

Name:
Title:

CAREER BLAZERS PERSONNEL SERVICES OF WASHINGTON, D.C., INC.

By:

Name:
Title:

SELLER PARENT:

CAPESUCCESS LLC

By:

Name:
Title:

EXHIBIT B
SCHEDULE OF FEES (1)

Re:	Global Employment Holdings, Inc. Escrow Account

A.	Acceptance Fee: (1)	[$1,000]
This is a one-time fee to cover the cost of reviewing documentation and establishing your account on our system.

B.	Administration Fee: (1)	[$3,000]
This is an annual fee to maintain your account on our system and provide for the actions required in the Asset Purchase Agreement.

C.	Out of Pocket Expenses (annually in arrears): (2)	At Cost

(1)	All fees are due and payable upon the signing of the account agreements.

(2)	Out of Pocket Expenses shall be billed at cost which may include, but is not limited to, postage, stationery, communication charges, counsel fees and expenses or other experts as may be required from time to time.

Exhibit B
Indemnity Escrow Agreement
See attached.

ESCROW AGREEMENT (INDEMNITY)
     THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January ___, 2007, by and among Global Employment Holdings, Inc., a Delaware corporation (the “Buyer”), Career Blazers Personnel Services, Inc., a New York corporation, Career Blazers Contingency Professionals, Inc., a New York corporation, and Career Blazers Personnel Services of Washington, D.C., Inc., a District of Columbia corporation (each of such corporations, a “Seller Constituent”; collectively, the “Seller”), CapeSuccess LLC, a Delaware limited liability company (the “Seller Parent”), and Commerce Bank, NA, a national banking association duly organized and existing under the laws of the United States of America (the “Escrow Agent”).
RECITALS
     Pursuant to the Asset Purchase Agreement dated as of December 29, 2006 (the “Asset Purchase Agreement”) by and among the Buyer, the Seller and the Parent Seller, the Buyer is acquiring substantially all of the property, assets and Business (as defined in the Asset Purchase Agreement) of the Seller and assuming certain obligations and liabilities of the Seller, as more fully described in the Asset Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Asset Purchase Agreement. This is the Indemnity Escrow Agreement referred to in the Asset Purchase Agreement.
     Section 1. Establishment of Escrow Account. On the Closing Date, the Buyer shall deliver to the Escrow Agent $1,350,000 in cash (the “Escrowed Funds”) by wire transfer of immediately available funds to an account which is hereby established in the corporate trust department of the Escrow Agent (the “Escrow Account”). The Escrowed Funds and any interest, dividends, income, or other proceeds earned thereon from and after the Closing Date (all such earnings on the Escrowed Funds are hereinafter collectively referred to as the “Interest”) shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.
     Section 2. Investment of Escrowed Funds; Proceeds of Escrowed Funds.
          (a) The Escrow Agent shall from time to time invest and reinvest the Escrowed Funds, if any, in accordance with signed, joint written instructions of the Buyer and Seller, in U.S. Government obligations, bank certificates of deposit (up to the maximum amount of any such deposit insured by the Federal Deposit Insurance Corporation), repurchase agreements secured by U.S. Government obligations or money market mutual funds (“Permitted Investments”) and the Escrow Agent shall not be responsible for any loss incurred with respect to any such Permitted Investment that is made in good faith. In no event shall the Escrow Agent invest all or any portion of the Escrowed Funds in any Permitted Investment if the maturity date of such Investment is later than the Final Release Date (as defined in Section 7).
          (b) Any Interest shall be set aside and distributed as provided in Section 2(d).
          (c) The Escrow Agent shall act upon investment instructions one (1) business day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment.

Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrowed Funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss or liability arising in respect of any directed investment under Section 2(a) except to the extent that such loss or liability arose from the Escrow Agent’s gross negligence or willful misconduct. As and when the Escrowed Funds or any Interest or any portion thereof is to be released under this Agreement, the Escrow Agent shall promptly cause such amount of the Permitted Investments as is necessary to cover the required cash payment to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Funds is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 2(c).
          (d) If not previously paid or payable to the Buyer pursuant to Sections 3, 5 and 6, all Interest shall be distributed to the Seller in accordance with Section 7. Notwithstanding anything to the contrary contained herein, any provision of this Agreement requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within five (5) business days of being paid to the Escrow Agent.
          (e) It is understood that all checks received by the Escrow Agent hereunder are subject to clearance time and the funds represented thereby cannot be drawn upon or disbursed until such time as the same constitute good and collected funds. If any checks are returned to the Escrow Agent as uncollectible, the Escrow Agent shall notify the Buyer or Seller, as the case may be, and redeposit such check for collection upon the oral instructions of the Buyer or Seller, as the case may be. Notwithstanding the foregoing, if for any reason any check or instrument entered for collection by the Escrow Agent hereunder is uncollectible after payment of the funds represented thereby has been made pursuant to the terms hereof, the Buyer or Seller, as the case may be, shall immediately reimburse the Escrow Agent and the Escrow Agent shall deliver the returned check or instrument to the Buyer or Seller, as the case may be.
     Section 3. Claims Against the Escrowed Funds. From and after the Closing, but subject to the conditions and limitations set forth in this Agreement and the Asset Purchase Agreement, the Buyer shall be entitled to reimbursement out of the Escrowed Funds for any claims pursuant to and as provided in, and after compliance with all applicable procedures contained in, Article 12 of the Asset Purchase Agreement (the “Claims”).
     Section 4. Notice of Claim.
          (a) From time to time, the Buyer shall notify the Seller and the Escrow Agent in writing, in the form attached hereto as Exhibit A, of any sums that the Buyer alleges are subject, in the good faith judgment of the Buyer, to indemnification as a proper Claim hereunder (“Claims Notice”). Failure of the Buyer to provide a Claims Notice with respect to a Claim on or before the day preceding the Final Release Date (as defined in Section 7) shall not amount to a waiver of such

2

Claim unless the resulting delay materially and adversely prejudices Seller thereby. Such notice shall consist of a reasonably detailed description of the factual and legal basis for the Claim (with, to the extent practicable, a copy of all documents or instruments regarding same, if any, attached thereto) and shall specify the amount (which may be reasonably estimated) of the Claim in United States dollars. The date of receipt by the Seller and the Escrow Agent of a Claims Notice pursuant to this Section 4(a) shall be referred to as the “Notice Date.” The Escrow Agent shall be entitled to presume conclusively that the date upon which it receives a Claims Notice is the date upon which the Seller receives that Claims Notice. The Escrow Agent shall have no duty to ascertain whether or not any Claims Notice satisfies the requirements of this Section 4(a), including, without limitation, requirements as to the sufficiency of the factual and legal basis given in support of the claim. To the extent the Buyer and Seller are not in dispute as to the distribution of Escrowed Funds segregated pursuant to a Claims Notice, the Buyer and Seller shall promptly prepare an Escrow Disposition Notice (as defined in Section 6(a)) directing the Escrow Agent to so distribute such Escrowed Funds.
          (b) Notwithstanding anything herein to the contrary, upon receipt of any Claims Notice by the Seller, the Seller may either: (i) contest or dispute the Claim (or any portion thereof) specified in any Claims Notice from the Buyer in the manner provided in Section 4(d) or (ii) if any action, suit or proceeding is brought or threatened against the Buyer, which is specified in any Claim Notice from the Buyer, the Seller may assume the defense of said Claim (or any portion thereof), in accordance with Section 12.4 of the Asset Purchase Agreement.
          (c) Written notice of the Seller’s election to either contest and/or assume the right to defend any Claim (or any portion thereof) shall be given to the Buyer and the Escrow Agent by Seller on or before 5:00 p.m. (New York City time) on the thirtieth (30th) day after the Notice Date. If the thirtieth (30th) day after the Notice Date is not a business day for the Escrow Agent, such written notice shall be given on or before 5:00 p.m. (New York City time) on the next following business day.
          (d) If the Seller elects to contest the Claim (or any portion thereof) specified in any Claims Notice, the Seller shall, within thirty (30) days after the Notice Date, deliver to the Buyer and the Escrow Agent a written objection to all or any part of the Buyer’s Claims Notice setting forth, in reasonable detail, the specific basis for such objection (each, an “Objection”). If the Seller delivers a timely Objection with respect to all or any part of the Buyer’s Claims Notice, the Buyer and Seller shall have thirty (30) days from the date of delivery of the Objection to the Buyer and the Escrow Agent to resolve their differences with respect to such Claims Notice. If resolution of such differences is reached, the Buyer and Seller shall promptly, but in any case within five (5) days of the date of such resolution, deliver to the Escrow Agent an Escrow Disposition Notice (as defined in Section 6(a)).
     Section 5. Segregation of the Funds.
          (a) To the extent the Buyer and Seller are in dispute as to the distribution or retention of Escrowed Funds, the Escrow Agent shall segregate from the Escrow Account and transfer into a separate account (the “Pending Claims Account”) maintained by the Escrow Agent for the benefit of the Buyer and Seller the portion of the Escrowed Funds and any Interest that may

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be necessary to satisfy in full all Pending Claims (as defined below), and shall hold such portion in accordance with this Section 5. “Pending Claims” shall mean unresolved or disputed Claims (pursuant to any timely election of the Seller to contest or defend the same under Section 4(b) above) that are the subject of one or more Claims Notices delivered under Section 4(a) of this Agreement. Such segregated Escrowed Funds and Interest will be invested and otherwise subject to the provisions of Section 2.
          (b) Any portion of the Escrowed Funds and Interest segregated under Section 5(a) of this Agreement shall continue to be segregated by the Escrow Agent until the Escrow Agent is directed to release such Escrowed Funds by (i) an Escrow Disposition Notice (as defined in Section 6(a)) signed by the Buyer and Seller (counterpart signatures shall be acceptable) instructing the Escrow Agent how to pay all or any portion of such segregated Escrowed Funds and Interest or (ii) a copy of a Final Determination (as defined in Section 6(c)) establishing the Buyer’s rights to such funds.
     Section 6. Release of the Escrowed Funds to the Buyer. The Escrow Agent shall disburse to the Buyer such portion of the Escrowed Funds and Interest as instructed pursuant to this Section 6 for which the Buyer is entitled to reimbursement out of the Escrowed Funds based upon a proper and timely Claim. Payment with respect to any Claim (or any uncontested portion thereof) shall be made by the Escrow Agent to the Buyer not more than three (3) business days after:
          (a) The delivery to the Escrow Agent of joint written instructions in the form of Exhibit B hereto (each, an “Escrow Disposition Notice”) signed by the Buyer and Seller specifying the amount to be paid to the Buyer;
          (b) The day following the thirtieth (30th) day after receipt by Seller and the Escrow Agent of a Claims Notice pursuant to Section 4(a), if (i) the Escrow Agent has not then received written notice from Seller under Section 4(c) that Seller intends to contest the Claim (or any portion thereof) pursuant to Section 4(b)(i) (provided that any uncontested portion of any Claim shall be payable by said day) or assume the defense of the Claim (or any portion thereof) pursuant to Section 4(b)(ii) or (ii) if Seller delivers the notice referred to in clause (i), but Buyer and Escrow Agent have not then received an Objection from Seller pursuant to Section 4(d); or
          (c) The delivery to the Escrow Agent and Seller of a copy of a Final Determination (as defined below) establishing the Buyer’s right to payment or reimbursement under this Agreement with respect to such Claim. A “Final Determination” shall mean a final, non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party addressed to and reasonably satisfactory to the Escrow Agent to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction and establishes the Buyer’s and/or the Seller’s rights with respect to the Escrowed Funds (or any portion thereof) under this Agreement.
          (d) Notwithstanding Section 6(a) or any other provision of this Agreement, should the amounts specified by Seller and the Buyer differ, payment shall be made by the Escrow Agent to the Buyer in accordance with the terms of this Agreement in the amount specified by Seller and the disputed amount shall be treated as an “Objection”.

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     Section 7. Required Distributions of Escrowed Funds to Seller. On December 1, 2007 (the “Initial Release Date”) a portion of the Indemnity Amount equal to $450,000 less the sum of (i) the aggregate amount of any claims paid to the Buyer under this Agreement and (ii) the aggregate amount of any claims for indemnification hereunder for which notice has been given under Section 12.3 of the Asset Purchase Agreement, shall be paid to the Seller under the terms of this Agreement. On [insert] (the “Final Release Date”) any funds which continue to be held under this Agreement less the aggregate amount of any claims for indemnification hereunder for which notice has been given under Section 12.3 of the Asset Purchase Agreement shall be paid to the Seller under the terms of this Agreement. The Seller and the Buyer shall jointly notify the Escrow Agent of the Initial and Final Release Dates following the Closing. Any amounts segregated with respect to Pending Claims as of the relevant Release Date shall be released (x) to the Buyer as provided in Section 6(b) or 6(c), (y) to Seller within three (3) business days of delivery of a Final Determination in favor of Seller, or (z) to the Buyer or Seller, as applicable, within three (3) business days of delivery of an Escrow Disposition Notice. Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would be required to be disbursed, shall be disbursed within five (5) business days of being paid.
     Section 8. Taxpayer Identification Numbers. The parties acknowledge that each has supplied the Escrow Agent with its Internal Revenue Service taxpayer identification number.
     Section 9. Expiration of Time to File Claims. All Claims Notices must be received by Seller and the Escrow Agent prior to 5:00 p.m. (New York City time) on the day preceding the Final Release Date.
     Section 10. Compensation; Expenses. In consideration for its services as Escrow Agent, the Escrow Agent shall be entitled to receive the compensation set forth in Exhibit E hereto, as well as the reimbursement of all reasonable and documented out-of-pocket costs and expenses actually incurred by the Escrow Agent in the performance of its duties hereunder. All such fees and expenses of the Escrow Agent hereunder shall be paid by the Buyer on one hand and Seller on the other hand, on a 50%/50% basis. The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, with respect to its unpaid fees, nonreimbursed expenses and unsatisfied indemnification amounts, superior to the interests of any other persons or entities. The Escrow Agent shall be entitled to and is hereby granted the right to set off and deduct any unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights from amounts on deposit in the Escrow Account, including without limitation, any fees and expenses that have not been paid by the Buyer or Seller pursuant to this Section 10. To the extent any unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights are set off or deducted from the Escrow Account by the Escrow Agent, each of the Buyer and Seller agree to reimburse the Escrow Account for their portion of the unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights fees and expenses of the Escrow Agent that such party did not pay directly to the Escrow Agent.

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     Section 11. Exculpation and Indemnification.
          (a) The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.
          (b) The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted to be done by the Escrow Agent pursuant to the good faith advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, reasonable attorneys’ fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys’ fees, disbursements, and expenses in connection with such litigation.
          (c) In the event the Escrow Agent is notified of any dispute, disagreement or legal action between the Buyer, Seller and any third party relating to or arising in connection with the escrow, the Escrow Amount, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized, at its option, to deposit with the Clerk of the Court or the Arbitrator, as applicable, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which the Buyer or Seller agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.
          (d) The Buyer and Seller hereby agree, jointly and severally, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all reasonable costs, damages, judgments, attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such reasonable costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities. The reasonable costs and expenses of enforcing this right of indemnification also shall be paid equally by the Buyer and Seller. The foregoing indemnities in this Section 11(d) shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

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          (e) The Escrow Agent shall have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder, unless the Escrow Agent has actual knowledge that the genuineness, authenticity, or sufficiency are in doubt.
          (f) The Escrow Agent shall be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind, unless the Escrow Agent has actual knowledge otherwise.
          (g) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements or documents which may be related to, referred to in or deposited with the Escrow Agent in connection with this Escrow Agreement.
     Section 12. Resignation; Replacement. The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to the other parties hereto and, similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent jointly by the other parties hereto; provided, however, that no such resignation or removal shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Buyer and Seller shall use best efforts to select a successor escrow agent within thirty (30) days after the date of the notice of resignation or removal. If the other parties hereto have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The successor escrow agent shall be a national or state-chartered banking, trust or savings association with total assets in excess of $500,000,000, and shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.
     Section 13. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if: (a) transmitted by facsimile, upon acknowledgment of actual receipt thereof in writing by facsimile or otherwise; (b) personally delivered, upon actual delivery or refusal of delivery; (c) mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon actual delivery; or (d) sent by a nationally recognized overnight delivery service, upon actual delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective

7

party to whom such notice, consent, waiver, or other communication relates at the following addresses:
     If to the Buyer, to:
Global Employment Holdings, Inc.
10375 Park Meadows Drive
Suite 375
Lone Tree, CO 80124
Tel.: 303-216-9500
Fax: 303-216-9533
Email: hbrill@gesnetwork.com
with a copy sent contemporaneously to:
Jeff Knetsch
Brownstein Hyatt & Farber, P.C.
410 17th Street
Denver, CO 80202
Tel.: 303-223-1160
Fax: 303-223-1111
Email: jknetsch@bhf-law.com
     If to the Seller:
Career Blazers, LLC
care of Michael Roth
10 Grandview Drive
Holmdel, NJ 07733
Tel.: 732-816-1268
Fax: [Mike?]
Email: mike.roth@capesuccess.com
Attn: Michael Roth

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with a copy sent contemporaneously to:
Curtis A. Johnson
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Tel.: 973-639-2075
Fax: 973-624-7070
Email: cjohnson@mccarter.com
     If to the Escrow Agent:
Commerce Bank, NA
1701 Route 70 East
Cherry Hill, New Jersey 08034
USA
Attn: Arlene Murphy
Fax: 856-470-6186
Any party by written notice to the other parties pursuant to this Section 13 may change the address or the persons to whom notices or copies thereof shall be directed.
     Section 14. Waivers; Amendments. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by the Seller and the Buyer and consented to by the Escrow Agent.
     Section 15. Construction. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.
     Section 16. Business Day. As used in this Agreement, “business day” means a day other than a Saturday, Sunday or other day when banking institutions in New York, New York are authorized or required by law or executive order to be closed. Unless specifically referred to as a “business day” or as “business days”, any reference to a “day” or to “days” contained in this Agreement refers to a calendar day or to calendar days, as the case may be.
     Section 17. Binding Effect; Assignment. This Escrow Agreement shall be binding upon, and inure to the benefit of, the heirs, administrators, executors, successors and assigns of the parties hereto. Except as specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties hereto and consented to by the Escrow Agent. Notwithstanding the foregoing, the Buyer may collaterally

9

assign its rights hereunder to any financial institution providing it with the financing necessary to consummate the transactions contemplated by the Asset Purchase Agreement. Furthermore, notwithstanding the foregoing, the Buyer acknowledges that the Seller’s rights hereunder are subject to a lien in favor of the Seller’s secured lender and accordingly, the Seller may execute any instrument or document required by the Seller’s secured lender to enforce it rights pursuant to such lien, including, but limited to, the assignment of the Seller’s rights hereunder to Seller’s secured lender. In addition, any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.
     Section 18. Termination. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Funds in accordance with the provisions of this Agreement.
     Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.
     Section 20. Governing Law; Waiver of Trial by Jury. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. The parties hereby waive trial by jury in any judicial proceeding to which they are both parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement.
     Section 21. Severability. The invalidity, legality or enforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected, impaired or invalidated thereby and shall remain in full force and effect.
     Section 22. Facsimile Signatures. The parties agree that the execution and transmittal of this Escrow Agreement by facsimile shall be of the same binding effect as the handwritten execution upon an original copy of the Escrow Agreement. The parties agree that they will promptly forward to the others an executed original of the Escrow Agreement and any other document or notice to be delivered hereunder transmitted by facsimile, but that the failure of a party to do so or the absence of arrival of any such executed Escrow Agreement, document or notice shall have no effect on the binding nature of such items transmitted by facsimile.
     Section 23. Joint Direction. Notwithstanding anything stated herein to the contrary, the affected parties hereto may jointly direct the Escrow Agent, in writing, to perform any action contemplated herein and upon receipt of such joint written direction, the Escrow Agent shall act in compliance therewith and be protected thereby.

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     Section 24. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, indemnified costs, or other losses (collectively “Escrow Agent Claims”) that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.
     Section 25. Limited Damages. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, UNLESS SUCH LOSSES OR DAMAGES AROSE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ESCROW AGENT.
     Section 26. No Joint Venture. Neither this Escrow Agreement nor any other agreement between the Buyer, Seller and the Escrow Agent shall be deemed to create a joint venture between the Escrow Agent and the Buyer and the Seller. Nor shall the Escrow Agent be considered the alter ego of the Buyer or the Seller by virtue of this Agreement, or any other such agreement.
     Section 27. Confidentiality. The Escrow Agent agrees that the Asset Purchase Agreement and the terms thereof will be kept confidential and it shall not, without the prior written consent of the Buyer and Seller, disclose in any manner whatsoever, in whole or in part, the Asset Purchase Agreement or any terms thereof. In the event that the Escrow Agent is compelled to disclose by law or is required to so disclose or face any civil penalties, any portion of the Asset Purchase Agreement or the terms thereof, the Escrow Agent may disclose such information, provided, however, that the Escrow Agent will (i) promptly notify both the Buyer and the Seller of each such request or requirement, so that the Buyer and/or Seller may seek an appropriate protective order or other remedy, and (ii) consult with the Buyer and the Seller on the advisability of taking legally available steps to resist or narrow such request or requirement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their duly authorized officers, as of the date first written above.

BUYER:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

SELLER:

CAREER BLAZERS PERSONNEL SERVICES, INC.

By:

Name:
Title:

CAREER BLAZERS CONTINGENCY PROFESSIONALS, INC.

By:

Name:
Title:

CAREER BLAZERS PERSONNEL SERVICES OF WASHINGTON, D.C., INC.

By:

Name:
Title:

SELLER PARENT:

CAPESUCCESS LLC

By:

Name:
Title:

ESCROW AGENT:

Commerce Bank, NA

By:

Name:
Title:

EXHIBIT A
CLAIMS NOTICE

To:	Commerce Bank, NA

From:	Global Employment Holdings, Inc.

RE:	Escrow Agreement dated January ___, 2007 (the “Escrow Agreement”) among Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc., and Cape Success, LLC
     This Claims Notice is delivered to you pursuant to Section 4(a) of the Escrow Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.
     Please be advised that you are hereby requested to pay to the undersigned a total of                                          of the Escrowed Funds.
     The undersigned maintains in good faith that it is entitled to indemnification in the aforementioned amount of Escrowed Funds pursuant to the terms of the Asset Purchase Agreement based upon the following:
          [LIST INDEMNIFICATION ITEMS AND THE AMOUNT OF EACH ITEM. ATTACH ANY DOCUMENTS REASONABLY DEMONSTRATING THE INDEMNIFICATION ITEMS.]
     The Seller has been sent a copy of this Claims Notice along with any attached information relating to the claimed right to indemnification.
     Signed this                       day of                                             ,                      .

Global Employment Holdings, Inc.

By:

Name:
Title:

EXHIBIT B
ESCROW DISPOSITION NOTICE

To:	Commerce Bank, N.A.

From:	Global Employment Holdings, Inc. (the “Buyer”), Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc. and Career Blazers Personnel Services of Washington, D.C., Inc. (collectively, the “Seller”) and CapeSuccess LLC (the “Seller Parent”).

RE:	Escrow Agreement dated January ___, 2007 (the “Escrow Agreement”) among the Seller, the Seller Parent, the Buyer and Commerce Bank, NA
     This Escrow Disposition Notice is delivered to you pursuant to the Escrow Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.
     Please be advised that you are hereby directed to distribute from the Escrow Account the property now held in your possession and described herein in the following manner, to wit:
          [STATE THE AMOUNT OF ESCROWED FUNDS TO BE DISTRIBUTED TO BUYER AND/OR SELLER FROM ESCROW ACCOUNT]
     Signed this                       day of                                            ,                       .

BUYER:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

SELLER:

CAREER BLAZERS PERSONNEL SERVICES, INC.

By:

Name:
Title:

CAREER BLAZERS CONTINGENCY PROFESSIONALS, INC.
By:
Name:
Title:

CAREER BLAZERS PERSONNEL SERVICES OF WASHINGTON, D.C., INC.
By:
Name:
Title:

SELLER PARENT: CAPESUCCESS LLC
By:
Name:
Title:

EXHIBIT C
SCHEDULE OF FEES (1)

Re:	Global Employment Holdings, Inc. Escrow Account

A.	Acceptance Fee: (1)	[$1,000]
This is a one-time fee to cover the cost of reviewing documentation and establishing your account on our system.

B.	Administration Fee: (1)	[$3,000]
This is an annual fee to maintain your account on our system and provide for the actions required in the Asset Purchase Agreement.

C.	Out of Pocket Expenses (annually in arrears): (2)	At Cost

(1)	All fees are due and payable upon the signing of the account agreements.

(2)	Out of Pocket Expenses shall be billed at cost which may include, but is not limited to, postage, stationery, communication charges, counsel fees and expenses or other experts as may be required from time to time.

Exhibit C
Career Blazers
Working Capital Review

Purchased Assets & Liabilities
Accounts Receivable
Allowance for Doubtful Accounts
Other Receivables
Prepaid Expenses
Advertising
Rent
Perm Bonus
Other

Total Prepaid Expenses

Letter of Credit

Current Assets

Accounts Payable
Accrued Liabilities
Wages & payroll taxes
Accrued employer taxes
Salaried payroll & taxes
Bonuses
Commissions
Vacation accrual
Capital lease obligation
Employee benefits
Deferred rent
Temp burden

Total Accrued Liabilities

Less: C. Kennedy Bonus

Current Liabilties

Working Capital

Schedule 1
Permitted Encumbrances
1.	License rights in the Career Blazers Trademark in favor of Career Blazers of White Plains, which expires on December 31, 2007, and Career Blazers Learning Center, which expires on March 31, 2007;

2.	the lien resulting from taxes not yet due and payable; and

3.	such imperfections of title and other Encumbrances, if any, which, individually or in the aggregate, do not detract from the value, or interfere with the use, of the property or assets subject thereto or otherwise impair the operations of the Business.

Schedule 2.1(a)
Real Estate Leases Included in Transferred Assets
See Schedule 4.11(b), which information is incorporated by reference herein.

Schedule 2.1(h)
Claims Against Third Parties
None.

Schedule 2.1(i)
Insurance Benefits
None.

Schedule 2.2(g)
Excluded Assets
Pre-paid Insurance premiums

Schedule 2.4(g)
Excluded Liabilities
1.	Professional Fees

2.	Accrued income taxes – federal and state

Schedule 4.2
Subsidiaries
Below is the organizational structure of the Seller:
I	Career Blazers LLC, a Delaware limited liability company
A.	Career Blazers Personnel Services, Inc., a New York corporation, all of the issued and outstanding shares of which are held by Career Blazers LLC
1.	Career Blazers Contingency Professionals, Inc., a New York corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc.

2.	Career Blazers Personnel Services of Washington, D.C., Inc., a District of Columbia corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc.

3.	Career Blazers Management Company, Inc., a New York corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc. (currently dormant)

4.	Career Blazers Service Company, Inc., a Delaware corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc. (currently dormant)

5.	Career Blazers Consulting Services, Inc., a New York corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc. (currently inactive; to be dissolved)

6.	Career Blazers New York, Inc., a New York corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc. (currently inactive; to be dissolved)

7.	Career Blazers Learning Center of Los Angeles, Inc., a California corporation, all of the issued and outstanding shares of which are held by Career Blazers Personnel Services, Inc. (currently inactive; to be dissolved)

Schedule 4.4
Required Consents and Permits
The following agreements require notice to, consent, approval, order or authorization of, or declaration or filing with, a governmental agency or authority or other Person in connection with the consummation of the transactions contemplated by this Agreement:
1.	Amended and Restated Credit Agreement dated March 24, 2003 by and between CapeSuccess LLC and Career Blazers LLC, as Parent Guarantors, Immedient Corporation, Accounting Solutions Holding Company, Inc., CBI NY Training, Inc., and Career Blazers Personnel Services, Inc., as Borrowers, Various Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities, Inc., as Lead Arranger and Book Manager, as further amended from time to time.

2.	Lease Agreement dated May 25, 1988 by and between Saxonia Realty Corp. N.V. (predecessor-in-interest to current Lessor, 590 Fifth Property, LLC), as Lessor, and Career Blazers, Inc., as Lessee, as modified and extended by the Lease Modification and Extension Agreement by and between 590 Fifth Property, LLC, as Lessor, and Career Blazers, Inc., as Lessee, dated October 1, 1998, for the certain premises located at 590 Fifth Avenue, 6th and 7th Floors, New York, New York 10017.

3.	Lease Agreement dated March 28, 2006 by and between Jack I. Bender & Sons, as Lessor, and Career Blazers Personnel of Washington, D.C., as Lessee, for the certain premises located at 1120 Connecticut Avenue, 2nd Floor, NW, Washington, D.C. 20036.

4.	Lease Agreement dated October 22, 2004 by and between ExecuSuites, I-270, Inc., as Lessor, and Career Blazers, as Lessee, for the certain premises located at 15200 Shady Grove Road, Shady Grove West, Suite 350, Office Number 304, Rockville, Maryland 20850.

5.	Office Lease dated July 6, 2004 by and between Transwestern Lanidex, LLC, as Lessor, and Career Blazers Personnel Services, Inc., as Lessee, for the certain premises located at 700 Lanidex Plaza, Parsippany, New Jersey 07054.

6.	Agreement for Temporary Support Personnel, IMF Contract No. 472, dated April 9, 2004 by and between International Monetary Fund and Career Blazers, Inc., as amended by Amendment No. 1 to Agreement for Temporary Support Personnel, Contract No. 472, dated November 3, 2004, Amendment No. 2 to Agreement for Temporary Support Personnel, Agreement No. 472, dated April 14, 2005, and Amendment No. 3 to Agreement for Temporary Support Personnel, Agreement No. 472, dated April 27, 2006.

7.	Preferred Vendor Agreement dated December 9, 2002 by and between Career Blazers and Hearst Magazines, as amended by Amendment to the Preferred Vendor Agreement dated May 9, 2003, as further amended by Second Amendment to the Preferred Vendor

Agreement dated March 24, 2006, as further amended by Third Amendment to the Preferred Vendor Agreement dated November 13, 2006.
8.	Agreement regarding the provision of professional personnel dated November 1, 2003 by and between Career Blazers and Advance Magazine Group.

9.	Outsourcing Agreement dated September 26, 2002 by and between Accounting Solutions, Inc., Career Blazers Personnel Services, Inc. and EmployBridge Holding Company, as amended by First Addendum to Outsourcing Agreement dated September 1, 2004 by and between Accounting Solutions Holding Company, Inc. and EmployBridge Holding Company, as further amended by First Addendum to Outsourcing Agreement dated September 1, 2004 by and between Career Blazers Personnel Services, Inc. and EmployBridge Holding Company, as further amended by Second Addendum to Outsourcing Agreement dated February 15, 2005, as further amended by Third Addendum to Outsourcing Agreement dated June 3, 2005, as further amended by the 2006 Addendum to the Outsourcing Agreement dated March 10, 2006 by and between Career Blazers Personnel Services, Inc. and EmployBridge Holding Company.
The following is a list of all material Permits obtained or required to be obtained by the Seller or any of its employees and under which the Seller or any of its employees is operating or bound:
None.

Schedule 4.7
Seller Financial Statements
See attached for the unaudited consolidated financial statements for the years ended December 31, 2004 and December 31, 2005 and for the ten months ended October 29, 2006, which information is incorporated by reference herein.

Schedule 4.9
Legal Compliance
None.

Schedule 4.10
Tax Matters
None.

Schedule 4.11(b)
List of Real Property Subject to Real Estate Leases
1.	Lease Agreement dated May 25, 1988 by and between Saxonia Realty Corp. N.V. (predecessor-in-interest to current Lessor, 590 Fifth Property, LLC), as Lessor, and Career Blazers, Inc., as Lessee, as modified and extended by the Lease Modification and Extension Agreement by and between 590 Fifth Property, LLC, as Lessor, and Career Blazers, Inc., as Lessee, dated October 1, 1998, for the certain premises located at 590 Fifth Avenue, 6th and 7th Floors, New York, New York 10017.

2.	Lease Agreement dated March 28, 2006 by and between Jack I. Bender & Sons, as Lessor, and Career Blazers Personnel of Washington, D.C., as Lessee, for the certain premises located at 1120 Connecticut Avenue, 2nd Floor, NW, Washington, D.C. 20036.

3.	Lease Agreement dated October 22, 2004 by and between ExecuSuites, I-270, Inc., as Lessor, and Career Blazers, as Lessee, for the certain premises located at 15200 Shady Grove Road, Shady Grove West, Suite 350, Office Number 304, Rockville, Maryland 20850.

4.	Office Lease dated July 6, 2004 by and between Transwestern Lanidex, LLC, as Lessor, and Career Blazers Personnel Services, Inc., as Lessee, for the certain premises located at 700 Lanidex Plaza, Parsippany, New Jersey 07054.

Schedule 4.11(c)
Other Real Property
None.

Schedule 4.13
Seller Contracts and Agreements
1.	Employment Agreement dated March 5, 2001 by and between Career Blazers Personnel Services, Inc. and Caress C. Kennedy, as supplemented by Letter Agreement dated January 26, 2006 regarding salary and performance bonus criteria for fiscal year 2006, and as further supplemented by Letter Agreement dated October 23, 2006 regarding closing date and transaction bonus payments.
2.	Agreement for Temporary Support Personnel, IMF Contract No. 472, dated April 9, 2004 by and between International Monetary Fund and Career Blazers, Inc., as amended by Amendment No. 1 to Agreement for Temporary Support Personnel, Contract No. 472, dated November 3, 2004, Amendment No. 2 to Agreement for Temporary Support Personnel, Agreement No. 472, dated April 14, 2005, and Amendment No. 3 to Agreement for Temporary Support Personnel, Agreement No. 472, dated April 27, 2006.
3.	Preferred Vendor Agreement dated December 9, 2002 by and between Career Blazers and Hearst Magazines, as amended by Amendment to the Preferred Vendor Agreement dated May 9, 2003, as further amended by Second Amendment to the Preferred Vendor Agreement dated March 24, 2006, as further amended by Third Amendment to the Preferred Vendor Agreement dated November 13, 2006.
4.	Letter Agreement regarding copyright dated August 3, 2000 by and between Career Blazers and Conde Nast Publications.
5.	Letter Agreement regarding copyright dated July 7, 2004 by and between Career Blazers and Advance Magazine Group.
6.	Agreement regarding the provision of professional personnel dated November 1, 2003 by and between Career Blazers and Advance Magazine Group.
7.	Outsourcing Agreement dated September 26, 2002 by and between Accounting Solutions, Inc., Career Blazers Personnel Services, Inc. and EmployBridge Holding Company, as amended by First Addendum to Outsourcing Agreement dated September 1, 2004 by and between Accounting Solutions Holding Company, Inc. and EmployBridge Holding Company, as further amended by First Addendum to Outsourcing Agreement dated September 1, 2004 by and between Career Blazers Personnel Services, Inc. and EmployBridge Holding Company, as further amended by Second Addendum to Outsourcing Agreement dated February 15, 2005, as further amended by Third Addendum to Outsourcing Agreement dated June 3, 2005, as further amended by the 2006 Addendum to the Outsourcing Agreement dated March 10, 2006 by and between Career Blazers Personnel Services, Inc. and EmployBridge Holding Company.
8.	Employment Agreement dated April 1, 2002 by and between Career Blazers Personnel Services, Inc. and Raoul E. Mills, as supplemented by Letter Agreement dated October

31, 2005 by and between Career Blazers LLC and Raoul Mills, as further supplemented by Memorandum dated March 7, 2006.
9.	Employment Agreement dated June 27, 2005 by and between Career Blazers Personnel Services, Inc. and Mario Nunez, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Mario Nunez.

10.	Employment Agreement dated February 23, 2004 by and between Career Blazers Personnel Services, Inc. and Kyle J. Slack, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Kyle Slack, as further supplemented by Memorandum dated March 7, 2006.

11.	Employment Agreement dated December 31, 1997 by and between Staffing Resources, Inc. and Kathy Klein, as modified and amended by Letter Agreement dated July 13, 2000 by and between Career Blazers Personnel services, Inc. and Kathy Klein, as further supplemented by Memorandum dated March 7, 2006 by and between Career Blazers LLC and Kathy Klein.

12.	Non-Disclosure and Non-Competition Agreement dated June 14, 1995 by and between Career Blazers, Inc. and Lauren Antico, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Lauren Antico Prince, as further supplemented by Memorandum dated March 7, 2006.

13.	Employment Agreement dated October 30, 2006 by and between Career Blazers LLC and Andrew T. Limpus, as supplemented by Memorandum dated October 25, 2006.

14.	Lease Agreement dated May 25, 1988 by and between Saxonia Realty Corp. N.V. (predecessor-in-interest to current Lessor, 590 Fifth Property, LLC), as Lessor, and Career Blazers, Inc., as Lessee, as modified and extended by the Lease Modification and Extension Agreement by and between 590 Fifth Property, LLC, as Lessor, and Career Blazers, Inc., as Lessee, dated October 1, 1998, for the certain premises located at 590 Fifth Avenue, 6th and 7th Floors, New York, New York 10017.

15.	Lease Agreement dated March 28, 2006 by and between Jack I. Bender & Sons, as Lessor, and Career Blazers Personnel of Washington, D.C., as Lessee, for the certain premises located at 1120 Connecticut Avenue, 2nd Floor, NW, Washington, D.C. 20036.

16.	Lease Agreement dated October 22, 2004 by and between ExecuSuites, I-270, Inc., as Lessor, and Career Blazers, as Lessee, for the certain premises located at 15200 Shady Grove Road, Shady Grove West, Suite 350, Office Number 304, Rockville, Maryland 20850.

17.	Office Lease dated July 6, 2004 by and between Transwestern Lanidex, LLC, as Lessor, and Career Blazers Personnel Services, Inc., as Lessee, for the certain premises located at 700 Lanidex Plaza, Parsippany, New Jersey 07054.

18.	Amended and Restated Credit Agreement dated March 24, 2003 by and between CapeSuccess LLC and Career Blazers LLC, as Parent Guarantors, Immedient Corporation, Accounting Solutions Holding Company, Inc., CBI NY Training, Inc., and Career Blazers Personnel Services, Inc., as Borrowers, Various Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities, Inc., as Lead Arranger and Book Manager, as further amended from time to time.

Schedule 4.15
Seller Insurance Policies
     Career Blazers LLC is the policyholder of the following policies:

Coverage	Amount	Company	Policy No.	Eff.	Exp.
Workers’ Compensation		Commerce & Industry	9689884	01-Jul-06	01-Jul-07
Statutory Coverage	Per State Act	(AIG Group)	California
Employers Liability
Each Accident	1,000,000
Disease — Policy Limit	1,000,000
Disease — Each Employee	1,000,000

Workers’ Compensation		Commerce & Industry	9689883	01-Jul-06	01-Jul-07
Statutory Coverage	Per State Act	(AIG Group)	All Other States
Employers Liability
Each Accident	1,000,000
Disease — Policy Limit	1,000,000
Disease — Each Employee	1,000,000

General Liability		Federal Insurance Co.	79836228	01-Jul-06	01-Jul-07
General Aggregate	2,000,000	(Chubb Group)
Prod./Comp. Ops. Aggregate	Included
Personal & Advertising Injury	1,000,000
Each Occurrence	1,000,000
Medical Exp.(Any One Person)	10,000
Employee Benefits E&O Limit	1,000,000
Employee Benefits E&O Deductible	1,000

Business Automobile		Federal Insurance Co.	73522982	01-Jul-06	01-Jul-07
Liability: CSL — Any Auto	1,000,000	(Chubb Group)

Coverage	Amount	Company	Policy No.	Eff.	Exp.
Personal Injury Protection	Not Covered
Uninsured Motorist	Not Covered
Underinsured Motorist	Not Covered
Comprehensive (Hired Car)	1000 Ded.
Collision (Hired Car)	1000 Ded.

Umbrella		Federal Insurance Co.	79,836,184	01-Jul-06	01-Jul-07
Liability Limit Each Occurrence	5,000,000
Liability Aggregate Limit	5,000,000

Errors & Omissions Liability		Great American E&S		14-Dec-05	14-Dec-06
Temporary & Permanent Placement
Limit of Liability-Aggregate	2,000,000
Deductible	100,000

Employment Practices Liability		Executive Risk Indemnity		14-Dec-05	14-Dec-06
Limit of Liability	2,000,000
Retention	100,000

Employment Practices Liability		Executive Risk Indemnity		27-Sep-04	27-Sep-06
Accounting Solutions Run Off
Limit of Liability	5,000,000
Retention	100,000/250,000

Commercial Crime		National Union Fire Ins.		01-Jul-06	01-Jul-07
Employee Dishonesty Limit	1,000,000	(AIG Group)
Employee Dishonesty Deductible	25,000
Client’s Coverage Limit	1,000,000
Client’s Coverage Deductible	25,000
Client’s Coverage Liability Limit	1,000,000
Client’s Coverage Liability Deductible	25,000

Coverage	Amount	Company	Policy No.	Eff.	Exp.
Forgery & Alteration Limit	1,000,000
Forgery & Alteration Deductible	25,000
Trade Secret Fidelity Limit	1,000,000
Trade Secret Fidelity Deductible	25,000
Credit or Debit Card Forgery	1,000,000
Credit or Debit Card Deductible	25,000
Computer Fraud Limit	1,000,000
Computer Fraud Deductible	25,000

Property		Federal Ins. Co.		01-Jul-06	01-Jul-07
Contents	10,000
Electronic Equipment	100,000
Business Income	60,000
Deductible	1,000

Property		Travelers Property Casualty		01-Jul-06	01-Jul-07
Blanket Contents
New York	1,929,269
Scheduled Locations	503,167
Blanket Electronic Equipment
New York	1,255,259
Scheduled Locations	36,799
Blanket Electonic Media
New York	167,587
Scheduled Locations	19,269
Loss of Income
New York	213,427
Scheduled Locations	8,411
Deductible	1,000 except
	5,000 Computer business Equipment
	25,000 Earthquake

Fiduciary		Travelers Cas. & Surety		01-Jul-06	01-Jul-07
Limit of Liability	$3,000,000
Deductible	$5,000

Excess Fiduciary		Executive Risk		01-Jul-06	01-Jul-07
Limit of Liability	$2,000,000 excess of $3,000,000

Schedule 4.16
Litigation
     None.

Schedule 4.17
Current Employees

PAYROLL
F NAME	L NAME	DOH	TITLE	GROUP
DIRECT HIRE
JAMES	ALDEN	10/03/05	MANAGER	FTCB
CB CONTINGENCY
LAUREN	ANTICO PRINCE	06/12/95	MANAGER	FTCB
MONICA	BENNETT	11/13/06	ACCOUNT MANAGER	FTCB
ROSALIE	BERNSTEIN	04/12/04	BRANCH MANAGER	FTCB
DIRECT HIRE
JOANNA	BERNSTEIN	11/16/05	PLACEMENT MANAGER	FTCB
DIRECT HIRE
RITA	BOYLE	04/26/04	PLACEMENT MANAGER	FTCB
DIRECT HIRE
NANCY	CHRISTIE	05/01/04	PLACEMENT MANAGER	FTCB
DIRECT HIRE
SARITHA	CLEMENTS	05/30/00	PLACEMENT MANAGER	FTCB
DIRECT HIRE
CANDACE	COHEN	02/08/93	PLACEMENT MANAGER	FTCB
DIRECT HIRE
MELISSA	CORBESATO	07/24/06	MANAGER	FTCB
SHARON	CRAWFORD	05/15/06	ACCOUNT MANAGER	FTCB
DIRECT HIRE
JOAN	DOUGHERTY	03/07/88	PLACEMENT MANAGER	FTCB
BUSINESS
LAWRENCE	ELLIOTT	08/07/06	DEVELOPMENT MANAGER	FTCB
ARACELI	FIGUEROA	08/01/05	ACCOUNT MANAGER	FTCB
DIRECT HIRE
LAURIE	FRIEDMAN	09/13/95	PLACEMENT MANAGER	FTCB
STEPHANIE	GRAY	03/17/03	ACCOUNT MANAGER	FTCB
DEIDRA	HARPER	04/17/06	ACCOUNT MANAGER	FTCB
DIRECT HIRE
SONIA	JOSEPH	08/15/05	MANAGER	FTCB
BUSINESS
WENDY	KATZ	02/03/03	DEVELOPMENT MANAGER	FTCB
DIRECT HIRE
KATHLEEN	KEARNS	09/01/05	PLACEMENT MANAGER	EXCB
CARESS	KENNEDY	03/05/01	PRESIDENT	FTCB
DIRECT HIRE
JODI	KIRSCHBAUM	03/09/98	PLACEMENT MANAGER	FTCB
VICE PRESIDENT
KATHY	KLEIN	08/18/86	DIRECT HIRE	FTCB
DIRECT HIRE
LILY	LAUB	05/17/83	PLACEMENT MANAGER	FTCB
BETH	LEES	10/10/00	OFFICE MANAGER	FTCB
ANDREW	LIMPUS	10/30/06	AREA MANAGER	FTCB

PAYROLL
F NAME	L NAME	DOH	TITLE	GROUP
ADMINISTRATIVE
CINDY	MARTINEZ	01/10/00	ASSISTANT	FTCB
RAOUL	MILLS	04/09/02	AREA VICE PRESIDENT	FTCB
LISA	NEAL	09/22/05	ACCOUNT MANAGER	FTCB
DIRECT HIRE
MARY	NICOLETTI	01/18/93	PLACEMENT MANAGER	FTCB
MARIO	NUNEZ	11/19/01	FINANCE DIRECTOR	FTCB
DIRECT HIRE
KIMBERLY	OLSEN	09/12/05	MANAGER	FTCB
CHRISTINE	PANZARINO	06/07/96	ACCOUNT MANAGER	FTCB
DIRECT HIRE
AMY	PEREL	01/09/84	PLACEMENT MANAGER	FTCB
ADMINISTRATIVE
DAVE	PERSAUD	03/08/04	SPECIALIST	FTCB
KIM	PLUMRIDGE	08/22/06	ACCOUNT MANAGER	NOCB
DIRECT HIRE
BARBARA	RADLAUER	01/15/79	PLACEMENT MANAGER	FTCB
YVONNE	RIVERA	06/10/03	ACCOUNT MANAGER	FTCB
DIRECT HIRE
JOANNE	RODRIGUES	03/23/04	PLACEMENT MANAGER	FTCB
KYLE	SLACK	02/23/04	AREA MANAGER	FTCB
DIRECT HIRE
SHARON	STUTMAN	03/26/90	PLACEMENT MANAGER	FTCB
MINDY	WAGNER	07/25/05	ACCOUNT MANAGER	FTCB
DIRECT HIRE
JACQUELINE	WILDSTEIN	08/24/84	PLACEMENT MANAGER	FTCB
MONIQUE	WILEY	03/01/05	ACCOUNT MANAGER	FTCB

Schedule 4.18(a)
Employee Plans
1.	Oxford Freedom Plan (Medical)

2.	Aetna U.S. Healthcare Dental Plan

3.	Spectera Vision Care Plan

4.	Flexible Benefit Plan

5.	Life Insurance and Accidental Death and Dismemberment Plans

6.	Short-Term Disability

7.	Long-Term Disability

8.	401K Savings Plan

9.	Career Blazers LLC 2000 Unit Option Plan[1]

10.	Paid Holidays, Personal Time, Vacation and other related policies as set forth in the Employee Handbook

11.	The following employment agreements contain performance bonus and severance provisions:
(a)	Employment Agreement dated March 5, 2001 by and between Career Blazers Personnel Services, Inc. and Caress C. Kennedy, as supplemented by Letter Agreement dated January 26, 2006 regarding salary and performance bonus criteria for fiscal year 2006, and as further supplemented by Letter Agreement dated October 23, 2006 regarding closing date and transaction bonus payments.

(b)	Employment Agreement dated June 27, 2005 by and between Career Blazers Personnel Services, Inc. and Mario Nunez, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Mario Nunez.

(c)	Employment Agreement dated December 31, 1997 by and between Staffing Resources, Inc. and Kathy Klein, as modified and amended by Letter Agreement dated July 13, 2000 by and between Career Blazers Personnel Services, Inc. and Kathy Klein, as further supplemented by Memorandum dated March 7, 2006 by and between Career Blazers LLC and Kathy Klein.

[1]	The Career Blazers 2000 Unit Option Plan has been terminated. No existing option awards are “in the money.” Pursuant to the Seller’s existing employment agreement with Caress Kennedy, upon a sale of the Seller Ms. Kennedy has the right to certain cash payments from the Seller in exchange for her existing options.

(d)	Non-Disclosure and Non-Competition Agreement dated June 14, 1995 by and between Career Blazers, Inc. and Lauren Antico, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Lauren Antico Prince, as further supplemented by Memorandum dated March 7, 2006.

(e)	Employment Agreement dated April 1, 2002 by and between Career Blazers Personnel Services, Inc. and Raoul E. Mills, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Raoul Mills, as further supplemented by Memorandum dated March 7, 2006.

(f)	Employment Agreement dated February 23, 2004 by and between Career Blazers Personnel Services, Inc. and Kyle J. Slack, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Kyle Slack, as further supplemented by Memorandum dated March 7, 2006.
12.	The following employment agreements contain performance bonus provisions:
(a)	Employment Agreement dated October 30, 2006 by and between Career Blazers LLC and Andrew T. Limpus, as supplemented by Memorandum dated October 25, 2006.
13.	The following agreement provides for bonus payments to be made by the Seller upon consummation of the transactions contemplated by the Agreement:
(a)	Letter Agreement regarding closing date and transaction bonus payments dated October 23, 2006 by and between Career Blazers Personnel Services, Inc. and Caress Kennedy.

Schedule 4.18(f)
Payments to Employees
1.	The following agreements contain severance obligations:
(a)	Employment Agreement dated March 5, 2001 by and between Career Blazers Personnel Services, Inc. and Caress C. Kennedy, as supplemented by Letter Agreement dated January 26, 2006 regarding salary and performance bonus criteria for fiscal year 2006, and as further supplemented by Letter Agreement dated October 23, 2006 regarding closing date and transaction bonus payments.

(b)	Employment Agreement dated June 27, 2005 by and between Career Blazers Personnel Services, Inc. and Mario Nunez, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Mario Nunez.

(c)	Employment Agreement dated December 31, 1997 by and between Staffing Resources, Inc. and Kathy Klein, as modified and amended by Letter Agreement dated July 13, 2000 by and between Career Blazers Personnel services, Inc. and Kathy Klein, as further supplemented by Memorandum dated March 7, 2006 by and between Career Blazers LLC and Kathy Klein.

(d)	Non-Disclosure and Non-Competition Agreement dated June 14, 1995 by and between Career Blazers, Inc. and Lauren Antico, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Lauren Antico Prince, as further supplemented by Memorandum dated March 7, 2006.

(e)	Employment Agreement dated April 1, 2002 by and between Career Blazers Personnel Services, Inc. and Raoul E. Mills, as supplemented by Letter Agreement dated October 31, 205 by and between Career Blazers LLC and Raoul Mills, as further supplemented by Memorandum dated March 7, 2006.

(f)	Employment Agreement dated February 23, 2004 by and between Career Blazers Personnel Services, Inc. and Kyle J. Slack, as supplemented by Letter Agreement dated October 31, 2005 by and between Career Blazers LLC and Kyle Slack, as further supplemented by Memorandum dated March 7, 2006.
2.	The following agreement provides for bonus payments to be made by the Company upon consummation of the transactions contemplated by the Agreement:
(a)	Letter Agreement regarding closing date and transaction bonus payments dated October 23, 2006 by and between Career Blazers Personnel Services, Inc. and Caress Kennedy.

Schedule 4.20
Claims Against Intellectual Property
None.

Schedule 6.6
Required Consents Precedent to Buyer’s Obligation to Close
See items 1, 2, 6, and 7 of Schedule 4.4, which information is incorporated by reference herein.